United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Company ☒

File by a party other than the Company ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

Tredegar Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Company)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the file fee is calculated and state how it was determined):

4.	Proposed aggregate offering price:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

1100 Boulders Parkway   │    Richmond, Virginia 23225

Annual Meeting of Shareholders

March 26, 2021

To Our Shareholders:

We invite you to attend our 2021 Annual Meeting of Shareholders to be held on Thursday, May 6, 2021, at 9:00 a.m., Eastern Daylight Time.  To protect the health, safety, and welfare of our shareholders, employees and directors, we have decided to hold our 2021 Annual Meeting of Shareholders virtually using a live Internet webcast.  Shareholders will be able attend and participate in the virtual meeting, including voting their shares and asking questions from any remote location with Internet connectivity.  Information on how to participate in this year’s virtual meeting can be found on page 1 of the enclosed proxy statement.  At this year’s meeting, you are being asked to consider and act upon each of the following items:

1.	to elect the nine directors identified in the enclosed proxy statement;

2.	to conduct a non-binding advisory vote on the compensation paid by Tredegar to our named executive officers;

3.	to conduct a non-binding advisory vote on the frequency of holding future advisory votes on the compensation paid by Tredegar to our named executive officers;

4.	to approve the Tredegar Corporation Amended and Restated 2018 Equity Incentive Plan;

5.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

6.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

We are using the Securities and Exchange Commission (SEC) rule for Notice and Access that allows companies to furnish proxy materials to their shareholders over the Internet.  You are therefore receiving a Notice of Internet Availability of Proxy Materials rather than a paper copy of our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.  The Notice of Internet Availability explains how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials, if desired.

On behalf of the Board of Directors, management and employees of Tredegar Corporation, I thank you for your continued support and confidence in our company.

Sincerely yours,

John D. Gottwald
Chairman of the Board

NOTICE OF 2021 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
 AND PROXY STATEMENT

DATE AND TIME:	Thursday, May 6, 2021, at 9:00 a.m., Eastern Daylight Time

PLACE:
We will hold a virtual annual meeting of shareholders. Shareholders may participate online by logging in to www.viewproxy.com/tredegar/2021/vm the day of the meeting.  There will not be a physical meeting location.

ITEMS OF BUSINESS:
1.     To elect the nine directors identified in the proxy statement;

2.     To conduct a non-binding advisory vote on the compensation paid by Tredegar to our named executive officers;

3.    To conduct a non-binding advisory vote on whether future advisory votes on the compensation paid by Tredegar to our named executive officers should occur every one, two or three years;

4.    To approve the Tredegar Corporation Amended and Restated 2018 Equity Incentive Plan;

5.    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

6.    To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on March 12, 2021.

DATE OF MAILING:	The Notice of Internet Availability of Proxy Materials is first being provided to shareholders on or about March 26, 2021.

By Order of the Board of Directors Kevin C. Donnelly Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2021.

Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and proxy statement are available at:	www.viewproxy.com/tredegar/2021

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

This year our annual meeting will be a completely virtual meeting conducted via live Internet webcast.  There will not be a physical meeting location.  Shareholders will have the same rights and opportunities to participate in our virtual meeting as they would at an in-person meeting.

The annual meeting will convene promptly at 9:00 a.m., Eastern Daylight Time, on Thursday, May 6, 2021.  We encourage you to access the virtual platform prior to the start time to familiarize yourself with the virtual platform and ensure that you can hear the streaming audio.  You may begin to log in to the virtual platform beginning at 8:45 a.m., Eastern Daylight Time, on May 6, 2021.

In order to participate in the 2021 annual meeting live via the Internet, you must register prior to the meeting at www.viewproxy.com/tredegar/2021 by 11:59 p.m., Eastern Daylight Time, on Tuesday, May 5, 2021.

•
If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

•
If you hold your shares beneficially through a brokerage firm, you must provide a legal proxy from your brokerage firm during registration and you will be assigned a virtual control number in order to vote your shares during the 2021 annual meeting.  If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2021 annual meeting (but will not be able to vote your shares or ask questions) so long as you demonstrate proof of stock ownership.

On the day of the annual meeting, if you have properly registered per the instructions above, you may enter the annual meeting by logging in to www.viewproxy.com/tredegar/2021/vm using the password you received via email in your registration confirmation.  If you encounter any difficulties accessing the annual meeting live audio webcast during the meeting time, please email VirtualMeeting@viewproxy.com or call 1-866-612-8937.

If you do not register, you may still listen to the annual meeting by logging on to www.viewproxy.com/tredegar/2021/vm, which will provide a dial-in number and access code.

Even if you plan to attend the live webcast of the 2021 annual meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual annual meeting.  Please note that no members of management or the Board will be in attendance at a physical location.

Shareholders attending and participating in the annual meeting can submit text questions at any time during the meeting by typing the questions into the Questions/Chat pane of the control panel.  Pertinent questions will be answered during the Q&A session at the end of the meeting, subject to time constraints.  Only registered holders and beneficial holders who have obtained a legal proxy from their brokerage firm and properly registered for and logged in to the annual meeting, as described above, will be permitted to submit questions during the 2021 annual meeting.

A replay of the meeting, as well as any questions pertinent to meeting matters and management’s answers (including any questions that could not be answered during the meeting due to time constraints), will be made publicly available on our website at www.tredegar.com promptly after the virtual annual meeting.

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

TREDEGAR CORPORATION

To be held on May 6, 2021

Approximate date of mailing of the Notice of Internet Availability of Proxy Materials ‒ March 26, 2021

VOTING INFORMATION

The Board of Directors (Board) of Tredegar Corporation, a Virginia corporation (Tredegar, we, our or us), is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, May 6, 2021 (the annual meeting or the 2021 annual meeting).  This proxy statement contains information about the items you will be voting on at the annual meeting.

Who may vote?

You may vote if you owned shares of Tredegar common stock on March 12, 2021, the date the Board established for determining shareholders entitled to vote at the annual meeting.  On that date, there were 33,537,892 outstanding shares of Tredegar common stock.  You are entitled to one vote for each share of Tredegar common stock you own.

What are the proposals shareholders will be voting on at the annual meeting?

You will be voting on the following items:

1.	to elect the nine directors identified in the proxy statement to serve until the 2022 annual meeting of shareholders and until their successors are elected and qualified;

2.	to conduct a non-binding advisory vote on the compensation paid by Tredegar to our named executive officers;

3.	to conduct a non-binding advisory vote on whether future advisory votes on the compensation paid by Tredegar to our named executive officers should occur every one, two or three years;

4.	to approve the Tredegar Corporation Amended and Restated 2018 Equity Incentive Plan;

5.	to ratify the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

6.	to transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

How do I vote my shares?

You may vote your shares as follows:

•	If your shares of Tredegar common stock are registered directly in your name with Computershare, our transfer agent:

•	You may vote via the Internet by accessing the web page www.viewproxy.com/tredegar/2021 and following the on-screen instructions.

•	You may vote by telephone by calling toll-free 1-866-804-9616 and following the instructions.

•	If you request a printed copy of the proxy materials, you may vote by mail by completing, signing, dating and returning the proxy card in the self-addressed, stamped envelope provided therewith.

•
While we strongly encourage you to vote your shares prior to our annual meeting, you may also vote your shares during the annual meeting by following the instructions provided on page 1 of this proxy statement.

•
If your shares of Tredegar common stock are held in street name with a brokerage firm, you may vote by completing, signing and returning the voting instruction form provided by your broker.  You may also be able to vote by telephone or via the Internet if your broker makes these methods available.  Please see the voting instruction form provided by your broker.  Additionally, you may vote your shares during the annual meeting by following the instructions provided on page 1 of this proxy statement.

•	Even if you plan to attend the annual meeting, we strongly encourage you to vote your shares via the Internet, by telephone or by mail, as described above, prior to the annual meeting.

What constitutes a quorum for the annual meeting?

A quorum is a majority of the outstanding shares of Tredegar common stock present in person or represented by proxy at the annual meeting.  Abstentions and shares held of record by a broker or its nominee that are voted on any matter at the annual meeting are included in determining the number of shares present.  Shares held of record by a broker or its nominee that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present.  A quorum is necessary to conduct business at the annual meeting.

Will my shares be voted if I do not return my proxy?

If you are a Tredegar shareholder whose stock is registered directly in your name with Computershare and you do not (1) provide your voting instructions pursuant to the Internet voting option, (2) provide your voting instructions pursuant to the telephone voting option, (3) request a printed copy of the proxy materials and return your signed proxy card or (4) attend the annual meeting and vote during the meeting, your shares will not be represented at the meeting, will not count toward the quorum requirement and will not be voted.

If you are a Tredegar shareholder whose stock is held in street name with a brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker.  Whether the broker may vote your shares depends on the proposals before the meeting.  Under the rules of the New York Stock Exchange (NYSE), your broker may vote your shares in its discretion on “routine matters.”

The rules of the NYSE, however, do not permit your broker to vote your shares on proposals that are not considered “routine.”  When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal.  This is called a “broker non-vote.”  Under the rules of the NYSE, the election of directors (Proposal 1), the non-binding advisory vote on the compensation paid by Tredegar to our named executive officers (Proposal 2), the non-binding advisory vote on whether future advisory votes on the compensation paid by Tredegar to our named executive officers should occur every one, two or three years (Proposal 3) and the approval of the Tredegar Corporation Amended and Restated 2018 Equity Incentive Plan (Proposal 4) are considered non-routine matters.  In order to avoid a broker non-vote of your shares on these proposals, you must send voting instructions to your broker.

Can I change or revoke my vote?

You may change or revoke your proxy at any time before it is voted at the annual meeting.  You can change or revoke your proxy by (1) providing later-dated voting instructions pursuant to the Internet or telephone voting options, (2) delivering another later-dated proxy, if you request a printed copy of the proxy materials, (3) voting during the annual meeting or (4) notifying Tredegar’s Corporate Secretary in writing that you want to change or revoke your proxy.  Attendance at the annual meeting will not by itself change or revoke a proxy.  If your shares of Tredegar common stock are held in street name with a brokerage firm, you should follow the instructions provided by your broker to change or revoke your voting instructions.

What happens if I do not specify a choice when returning a proxy?

You should specify your choice for each matter when returning your proxy via the Internet, by telephone or the proxy card, if you request a printed copy of the proxy materials.  If you indicate when returning your proxy over the Internet or by telephone that you wish to vote as recommended by the Board, or if you return a signed proxy card without giving specific voting instructions, then the individuals designated as proxyholders will vote your shares in the manner recommended by the Board as disclosed in this proxy statement.  As to any other business that may properly come before the annual meeting, the individuals designated as proxyholders will vote your shares in the manner recommended by the Board or otherwise in the proxyholders’ discretion.

Who pays for the solicitation of proxies?

We will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone.  We have engaged Alliance Advisors, LLC (Alliance) to solicit proxies from brokers, nominees, fiduciaries and other custodians.  We will pay Alliance $7,000 for its services and will reimburse Alliance for its out‑of‑pocket expenses, including mailing, copying, phone calls and faxes and other expenses and will indemnify Alliance against any losses arising out of that firm’s proxy soliciting services on our behalf.

How do I communicate with the Board of Directors?

Shareholders can communicate in writing with the Board, any Board Committee or any individual director, including the Lead Director, by either mailing communications c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by sending an email to the following address:  directors@tredegar.com.  We will forward communications to the intended recipient(s), although we screen mail for security purposes.

Where can I find Tredegar’s corporate governance materials?

Our Governance Guidelines, Code of Conduct and the charters of our Audit Committee, Executive Compensation Committee and Nominating and Governance Committee are available on our website at www.tredegar.com by selecting “Corporate Governance” under “Investors.”  Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into other filings we make with the SEC.

How may I obtain Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other financial information?

Our 2020 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (2020 Form 10-K), was made available with this proxy statement.

Shareholders may request copies of the 2020 Form 10-K (including the financial statements and financial statement schedules), without charge, from our Investor Relations Department at Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, 1-855-330-1001, by emailing a request to invest@tredegar.com, or by submitting a request on the “Information Requests” page of the “Investors” section of the Tredegar website (www.tredegar.com).  We will deliver a list of exhibits to the 2020 Form 10-K, showing the cost of each, with the copy of the 2020 Form 10-K.  We will provide any of the exhibits upon payment of the charge noted on the list.  Exhibits to the 2020 Form 10-K are also available on the SEC’s website at www.sec.gov.

PROPOSAL 1:
ELECTION OF DIRECTORS

In accordance with Tredegar’s Amended and Restated Articles of Incorporation, as amended, all directors are elected for one-year terms expiring at the next succeeding annual meeting of shareholders.  Each nominee has agreed to serve if elected.  If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board.  The Board has no reason to believe that any of the nominees will be unable to serve.

Vote Required and Board Recommendation

Directors will be elected by a majority of the votes cast.  A majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee.  Abstentions and broker non-votes will have no effect on the outcome.

Any director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election will promptly tender his or her resignation to the Board in accordance with Tredegar’s Governance Guidelines.  The Nominating and Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the tendered resignation.  The full Board will consider all factors it deems relevant to the best interests of Tredegar, make a determination, publicly disclose its decision and, if such resignation is rejected, the rationale behind the decision, within 90 days after certification of the election results.

The Board recommends that you vote “FOR” each of the nominees.

TREDEGAR’S BOARD OF DIRECTORS

Biographical and professional information, including information regarding each nominee’s specific experience, qualifications, attributes or skills that led to the conclusion that the individual should serve as a Tredegar director, follows:

George C. Freeman, III Age: 57 Director since 2011

Chief Executive Officer of Universal Corporation, an international leaf tobacco merchant (Universal), since April 1, 2008, Chairman of Universal since August 5, 2008, and President of Universal since December 12, 2006.

Other directorship:  Universal.

The Board has concluded that Mr. Freeman should serve as a director based on his strong executive management and leadership skills, his financial expertise and his extensive knowledge of international business, risk oversight and corporate governance.

John D. Gottwald Age: 66 Director since 1989

Chairman of the Board of Tredegar since May 2019, having served previously as President and Chief Executive Officer of Tredegar from August 2015 until March 19, 2019, as Interim President and Chief Executive Officer of Tredegar from June 2015 until August 2015, as President and Chief Executive Officer of Tredegar from March 2006 until January 2010, and as Chairman of the Board of Tredegar from September 2001 until May 2006.

The Board has concluded that Mr. Gottwald should serve as a director based on his significant knowledge and understanding of Tredegar and its businesses and his significant experience and expertise in the leadership of global manufacturing companies.

William M. Gottwald Age: 73 Director since 1997

Retired, having served previously as Chairman of the Board of Tredegar from June 2015 until May 2019, as Vice Chairman of Tredegar from April 2004 until June 2015, and as Chairman of the Board of Directors of Albemarle Corporation, a specialty chemicals company (Albemarle), from 2001 until 2008.

The Nominating and Governance Committee and the Board have separately determined that Mr. Gottwald’s continued service on the Board past age 72 is in the best interests of Tredegar.

The Board has concluded that Mr. Gottwald should serve as a director based on his significant experience and expertise in the leadership of global manufacturing companies.

Kenneth R. Newsome Age: 61 Director since 2014

President and Chief Executive Officer of Markel Food Group, a food processing and manufacturing company, since February 2014, having served previously as President and Chief Executive Officer of AMF Bakery Systems, Inc., a leading manufacturer of high-speed industrial baking equipment, since 1996.

The Board has concluded that Mr. Newsome should serve as a director based on his manufacturing expertise and significant leadership and management skills acquired as the chief executive of a global manufacturing company.

Gregory A. Pratt Age: 72 Director since 2014 Lead Director since 2016

Chairman of the Board of Carpenter Technology Corporation, a manufacturer and distributor of cast/wrought and powder metal stainless steels and specialty alloys (Carpenter), since November 2009, having served previously as Executive Chairman of Carpenter from July 2015 until November 2015 and as Executive Chairman, Chief Executive Officer and President of Carpenter from November 2014 until June 2015.  Mr. Pratt served as Capital Area Chapter Chairman of the National Association of Corporate Directors, a non-profit organization focused on improving boardroom governance, from 2007 until 2019.

Other directorships:  Carpenter; and Anterix Inc., a wireless communications company focused on commercializing spectrum assets, since June 2020.

The Nominating and Governance Committee and the Board have separately determined that Mr. Pratt’s continued service on the Board past age 72 is in the best interests of Tredegar.

The Board has concluded that Mr. Pratt should serve as a director based on his financial and manufacturing expertise and leadership and management skills acquired as the chief executive of a large public company.  In addition, he brings public company board experience gained from his service on other public company boards.

Thomas G. Snead, Jr. Age: 67 Director since 2013

Retired, having served previously as President of Anthem, Inc., Southeast Region, a managed care and health insurance company, from December 2002 until his retirement in January 2006.

Other directorships:  Atlantic Union Bankshares Corporation (formerly Union Bankshares Corporation), a Virginia financial and bank holding company since January 2018; and Xenith Bankshares, Inc. (from May 2013 until its merger with Union Bankshares Corporation in January 2018).

The Board has concluded that Mr. Snead should serve as a director based on his significant executive, financial and operations experience at a complex and highly regulated public company.  His extensive background in corporate strategy, finance, accounting and operations allows Mr. Snead to provide valuable insight.  In addition, he brings public company board experience gained from his service on other public company boards.

John M. Steitz Age: 62 Director since 2017

President and Chief Executive Officer of Tredegar since March 19, 2019, having served previously as President and Chief Executive Officer of Addivant Corporation, a leading global supplier of antioxidants, intermediates, inhibitors, modifiers, UV stabilizers and other additives to the plastic and rubber industries, from March 2015 until January 2019, and as President and Chief Operating Officer of PQ Corporation, a leading worldwide producer of specialty inorganic performance chemicals and catalysts, from October 2013 until March 2015.

Other directorship:  Innophos Holdings, Inc., a producer of specialty grade phosphate products for the food, pharmaceutical and industrial market segments (from 2008 until its acquisition by One Rock Capital Partners in February 2020).

The Board has concluded that Mr. Steitz should serve as a director based on his knowledge of Tredegar and our businesses, his extensive operational background in the chemical industry and his broad global commercial experience.  In addition, Mr. Steitz brings public company experience from both a senior management and board member perspective.

Carl E. Tack, III Age: 65 Director since 2014

Visiting Lecturer, Finance, Mason School of Business, College of William and Mary, since August 2015, having served previously as Adjunct Professor at the Mason School of Business and Marshall-Wythe School of Law, College of William and Mary, from July 2013 until August 2015, as Managing Partner, Delta Partners Group, from December 2010 until May 2012, Lecturer (Finance) at Imperial College London from January 2010 until May 2010, Executive in Residence, London Business School, from January 2010 until June 2011, and Managing Director, Deutsche Bank, from June 1996 until April 2009.

The Board has concluded that Mr. Tack should serve as a director based on his significant corporate finance and corporate strategy expertise acquired through his 24 years of experience as an investment banker working with companies engaged in a variety of industries and global markets.

Anne G. Waleski Age: 54 Director since 2018

Retired, having served previously as Executive Vice President, Markel Corporation, a global holding company for insurance, reinsurance, and investment operations around the world (Markel), from 2018 until June 2019, as Chief Financial Officer and Executive Vice President of Markel from 2010 to 2018, Treasurer of Markel from 2003 to 2010, and various other finance positions at Markel from 1993 to 2003.

Other directorship:  ProSight Global, Inc., a specialty insurance company, since June 2020.

The Board has concluded that Ms. Waleski should serve as a director based on her financial expertise and understanding of risk management at a large, highly-regulated public company.

On the recommendation of the Nominating and Governance Committee, the Board has affirmatively determined that the following nominees are independent, as that term is defined under the general independence standards of the NYSE listing standards and our Governance Guidelines:  Messrs. George C. Freeman, III, Kenneth R. Newsome, Gregory A. Pratt, Thomas G. Snead, Jr., and Carl E. Tack, III, and Ms. Anne G. Waleski.

The Board has adopted, as part of our Governance Guidelines, categorical standards to assist it in making these independence determinations.  All of the nominees identified as “independent” in this proxy statement meet these categorical standards, which are available on our website at www.tredegar.com by selecting “Corporate Governance” under “Investors.”

BOARD MEETINGS, MEETINGS OF NON-MANAGEMENT DIRECTORS
AND BOARD COMMITTEES

The Board held nine meetings in 2020.  Each director attended at least 95% of the total number of Board meetings and the total number of meetings of all committees of the Board on which the director then served during 2020.  The committees of the Board were the Audit Committee, the Executive Compensation Committee, the Nominating and Governance Committee and the Executive Committee.

The non-management directors of the Board meet regularly in private session at Board meetings.  The Chairman of the Board chairs the meetings of non-management directors.  During these meetings, the Chairman of the Board has the power to lead the meeting and set the agenda, but all non-management directors are encouraged to, and do, suggest topics for discussion and identify materials and other information for review.  The independent directors of the Board meet at each regularly scheduled Board meeting in private session.  The Lead Director chairs these meetings.  Our Lead Director is Mr. Gregory A. Pratt.

Shareholders and other interested persons may contact the independent directors (individually or as a group), the Chairman (individually) or the Lead Director (individually) in writing through one of the means described under “Voting Information ‒ How do I communicate with the Board of Directors?” on page 4 of this proxy statement.

Audit Committee

Our Audit Committee consists of Messrs. Thomas G. Snead, Jr. (Chairman), Gregory A. Pratt and Carl E. Tack, III, and Ms. Anne G. Waleski.  The Audit Committee met on five occasions during 2020.  The Audit Committee operates under a written charter adopted by the Board, which is available on our website at www.tredegar.com by selecting “Corporate Governance” under “Investors.”  The principal functions of our Audit Committee are to review and oversee financial reporting, policies, procedures and internal controls; to retain and oversee activities of our independent registered public accounting firm; to oversee the internal audit function; to oversee our major financial risk exposures, including cybersecurity risks and risks Tredegar may face as a result of climate change-related matters; to oversee legal and regulatory compliance and adherence to our Code of Conduct; to review and approve, if appropriate, related person transactions; to receive from and discuss with our independent registered public accounting firm written disclosures as to independence; to prepare the Audit Committee report for inclusion in the annual proxy statement; and to establish procedures for complaints received regarding our accounting, internal accounting controls and auditing matters.

Upon the recommendation of our Nominating and Governance Committee, the Board has determined that each member of our Audit Committee is independent of management and free of any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment and is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as amended (the Exchange Act), and rules thereunder, as incorporated into the listing standards of the NYSE, and in accordance with the Audit Committee Charter and our Governance Guidelines.

The Board has determined that Messrs. Gregory A. Pratt and Thomas G. Snead, Jr., and Ms. Anne G. Waleski are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  The Board has further determined that each member of our Audit Committee is financially literate and that, as required by the NYSE listing standards, each member of the Audit Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.

Our Audit Committee has adopted written procedures for pre-approving certain audit and permissible non-audit services provided by our independent registered public accounting firm.  These procedures include reviewing a budget for audit and permissible non-audit services.  The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted.  Audit Committee approval is required to exceed the budget amount for a particular category of audit and permissible non-audit services and to engage the independent registered public accounting firm for any audit and permissible non-audit services not included in the budget.  For both types of pre-approval, our Audit Committee considers whether such services are consistent with the SEC rules on auditor independence.  Our Audit Committee may delegate pre-approval authority to the Chairman of our Audit Committee.  Our Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by our Audit Committee.

Executive Compensation Committee

Our Executive Compensation Committee consists of Messrs. George C. Freeman, III (Chairman), and Kenneth R. Newsome and Ms. Anne G. Waleski.  The Executive Compensation Committee met on six occasions during 2020.  The Executive Compensation Committee operates under a written charter adopted by the Board, which is available on our website at www.tredegar.com by selecting “Corporate Governance” under “Investors.”  The principal functions of our Executive Compensation Committee are to approve corporate goals and objectives relevant to Chief Executive Officer (CEO) compensation and to evaluate our CEO’s performance in light of those goals and objectives; to determine and approve CEO compensation, including base salary, long-term equity compensation and incentive awards; to approve the salaries and incentive awards of other executive officers; to grant awards under our equity incentive plan; to review compensation programs to confirm they do not encourage unnecessary risk-taking; to retain compensation consultants, legal counsel and any other advisors to the Executive Compensation Committee; to review and recommend for approval by the Board our approach with respect to the advisory vote on executive compensation (say-on-pay) and how frequently we should permit shareholders to have a say-on-pay vote; to review and discuss with our management the Compensation Discussion and Analysis and, based on such review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in the annual proxy statement; and to prepare the Executive Compensation Committee report for inclusion in the annual proxy statement.

All of the members of our Executive Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and independent, as defined under the independence standards of the NYSE listing standards and our Governance Guidelines.

Executive Compensation Committee Interlocks and Insider Participation

No member of our Executive Compensation Committee was at any time an officer or employee of Tredegar.  None of our executive officers serves as a director or member of a compensation committee (or other committee of a board performing equivalent functions) of another entity where an executive officer of such entity served as a director of Tredegar or on the Board’s Executive Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Messrs. Gregory A. Pratt (Chairman), George C. Freeman, III, and Carl E. Tack, III.  The Nominating and Governance Committee met on four occasions during 2020.  The Nominating and Governance Committee operates under a written charter adopted by the Board, which is available on our website at www.tredegar.com by selecting “Corporate Governance” under “Investors.”  The principal functions of our Nominating and Governance Committee are to review the size and composition of the Board; to ensure a balance of appropriate skills and characteristics on the Board; to develop criteria for director nominees; to recruit new directors, to consider director nominees recommended by shareholders and others and to recommend nominees for election as directors, all in accordance with the director selection criteria; to approve compensation of directors, including the compensation of our Chairman and any Vice Chairman (except for a director who is also our CEO, whose compensation is determined solely by our Executive Compensation Committee); to review our Code of Conduct, Governance Guidelines and other governance matters, and to ensure policies are properly communicated and consistently enforced; to make recommendations regarding composition of the Board committees; and to recommend actions to increase the Board’s effectiveness.

All members of our Nominating and Governance Committee are independent, as defined under the general independence standards of the NYSE listing standards and our Governance Guidelines.

CORPORATE GOVERNANCE AND RISK OVERSIGHT

CEO Succession Planning

CEO succession planning is a key responsibility of the Board.  Each year, the Board completes a succession planning review process for the positions of CEO and other key Tredegar executives.

Board of Directors; Board Leadership Structure

The Board is composed of nine directors, six of whom the Board has affirmatively determined are independent under the general independence standards of the NYSE and our Governance Guidelines.  The primary mission of the Board is to represent and protect the interests of our shareholders by overseeing management and acting in the best interests of Tredegar and our shareholders.  As provided in our Governance Guidelines, the Board has a non-management Chairman whose duties and responsibilities are separate and distinct from those of our CEO.  We believe that the separation of the Chairman and CEO roles is appropriate and in the best interests of Tredegar and our shareholders at this time.  We believe the separation of the Chairman and the CEO roles, and our Audit Committee, Executive Compensation Committee and Nominating and Governance Committee, which are comprised entirely of independent directors, helps provide effective oversight of management and facilitates the relationship between the Board and management in overseeing and managing the material risks we face.

We also have an independent Lead Director.  The responsibilities of our Lead Director are to preside over executive sessions of the independent directors, which occur at each regularly scheduled Board meeting, and all meetings at which the Chairman is not present; call meetings of the independent directors as he deems necessary; serve as a liaison between the Chairman and the independent directors; and be available for consultation and communication if requested by major shareholders.  Mr. Pratt has served as Lead Director since 2016.

We believe that this system of checks and balances involving both our non-management Chairman and Lead Director helps ensure that key decisions made by our management team, including the CEO, are reviewed and subject to oversight.

Risk Management

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  Management regularly reports to the Board on operating and other risks.  In addition, the Board annually receives and reviews management’s formal enterprise risk management report that identifies our principal risks and appropriate risk mitigation strategies and separate reports on key cybersecurity risks.

While the Board is ultimately responsible for risk oversight at Tredegar, various Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the Board in discharging its oversight responsibilities relating to the accounting, reporting and financial practices of Tredegar and our subsidiaries and also assists the Board in overseeing our internal auditing and compliance functions.  The Audit Committee is responsible for discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures.  The Audit Committee also includes climate change-related risks and cybersecurity risks within its oversight function.  See “Oversight of Climate Change-Risk” and “Oversight of Data and Cybersecurity Risk” below.  The Nominating and Governance Committee oversees risks associated with our Governance Guidelines, including compliance with listing standards for independent directors.  The Executive Compensation Committee oversees risks associated with our executive and other employee compensation programs.

Oversight of Climate Change-Risk

The Audit Committee is responsible for assessing climate change-related risks.  Tredegar assesses its climate change risk exposure in accordance with the primary risk categories outlined in the Climate Change Risk Oversight Framework for Directors developed by State Street Global Advisors in June 2019.  Tredegar’s assessment of these risks can be found in the Climate Change Risk Assessment document on our website at www.tredegar.com by selecting “Our Commitment.”

Oversight of Data and Cybersecurity Risk

We believe that our principal cybersecurity risks are threats to our manufacturing production process, order processing, recordkeeping and other internal functions, and to the disclosure of our proprietary know-how.  We have attempted to design our cybersecurity protections accordingly.  Tredegar maintains an active cross-company, cross-discipline internal Information Security Committee that meets on a regular basis to identify information security risks and appropriate risk mitigation strategies.  The Board has delegated initial oversight of cybersecurity risks to the Audit Committee.  The Audit Committee receives quarterly updates on the principal cybersecurity risks that Tredegar faces and the ongoing progress in mitigating these risks.  The Audit Committee regularly reports to the Board on these matters.  In addition, the Board receives annual enterprise risk assessments, including as to cybersecurity risks, and annual, or more often, cybersecurity system updates.

Our Broader Commitments; Diversity; Political Contributions

Tredegar is committed to our employees, customers, investors and suppliers; to complying with the laws and regulations of the three countries where our facilities are located; to providing a positive, healthy and safe work environment for our employees; and to good stewardship of the environment.  These commitments are reflected in our Code of Conduct and are available on our website at www.tredegar.com by selecting “Our Commitment.”

Tredegar embraces diversity in all respects, including gender.  We currently have one woman serving on the Board.  We have had a female Board member in 21 out of the last 27 years and had a female CEO from 2010 to 2015.  The gender diversity of the Board and executive team, and the overall diversity of our management, has been historically strong.  Additional information about our commitment to our employees can be found on Tredegar’s website at www.tredegar.com by selecting “To Our Employees” under “Our Commitment.”

Tredegar has a long-standing practice of not making political contributions.

Code of Conduct

Our Code of Conduct applies to our officers, employees and directors, including our CEO, our Chief Financial Officer and our Principal Accounting Officer and Controller.  We conduct our business in accordance with the highest standards of conduct.  Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us.  Equally important are honesty, integrity and fairness in our business operations and in our dealings with others.  Diligently applying these standards makes good business sense and allows us to earn the trust and respect of our shareholders, employees, customers, suppliers, regulators and the communities in which we operate.  We have provided employees, customers and suppliers with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline provided by a third-party vendor.  Our Code of Conduct reflects the foregoing principles.  Our Code of Conduct is available on our website at www.tredegar.com by selecting “Corporate Governance” under “Investors.”

Governance Guidelines

The Board has adopted Governance Guidelines that reflect our governance principles and our long-standing commitment to maintaining high corporate governance standards.  These guidelines provide for a uniquely transparent flow of information between management and the Board in order to empower the Board in its decision-making process and include an express charge to the Board to represent the interests of shareholders in maintaining the success of Tredegar’s businesses and the creation of long-term shareholder value.  The Governance Guidelines also mandate an annual employee survey, the results of which are presented to the Board.  These guidelines are reviewed annually at the Nominating and Governance Committee and Board meetings held in February.  Our Governance Guidelines are available on our website at www.tredegar.com by selecting “Corporate Governance” under “Investors.”

Stock Hedging and Pledging Policies

Tredegar’s Governance Guidelines bar our directors and executive officers from owning financial instruments or participating in investment strategies that hedge the economic risk of owning our stock.  We prohibit executive officers and directors from pledging our securities as collateral for loans (including margin loans) without the prior approval of Tredegar’s Nominating and Governance Committee.

Director Attendance at Annual Meeting of Shareholders

Our policy is that directors attend the annual meeting of shareholders.  All of our directors attended the 2020 annual meeting.

Board Evaluation

The Board and the Board committees carefully evaluate their own effectiveness each year.  The formal self-evaluation may be in the form of a written or oral questionnaire, administered in recent years by the General Counsel’s office or third parties.  The evaluation is comprised of questions designed to elicit information to be used in improving Board and committee effectiveness.  Director feedback solicited from the formal self-evaluation is discussed during applicable Board and committee meetings, and the Board self-evaluation is further reviewed by the Nominating and Governance Committee.  In response to feedback from the evaluation process, the Board and committees work with management to take concrete steps to improve policies, performance and procedures to further the effectiveness of the Board and committees.  Our Nominating and Governance Committee also follows up on comments from the Board evaluation process so that issues raised in the evaluation process are addressed by the Board.  The Board evaluation also includes a skills matrix to help the Nominating and Governance Committee better identify potential skills or attribute gaps in the current Board, especially when considering potential future Board members.

COMPENSATION OF DIRECTORS

Components of Director Compensation

The Nominating and Governance Committee determines and approves non-employee director compensation.  Our CEO, whose compensation is determined solely by our Executive Compensation Committee, receives no additional compensation for service as a director.  For 2020, non-employee directors received the following annual retainers, payable in equal quarterly installments in arrears, for their service on the Board and its committees:

Non-Employee Director	$113,000
Chairman of the Board	$65,000
Audit Committee Chairman	$16,000
Non-Chair Member of the Audit Committee	$9,500
Executive Compensation Committee Chairman	$11,000
Non-Chair Member of the Executive Compensation Committee	$7,000
Nominating and Governance Committee Chairman	$7,500
Non-Chair Member of the Nominating and Governance Committee	$4,500
Executive Committee Chairman	$9,000
Non-Chair Member of the Executive Committee	$4,500

The retainers for non-employee directors and the Chairman of the Board were paid 50% in the form of cash and 50% in the form of stock awards under the Tredegar Corporation 2018 Equity Incentive Plan (the 2018 Plan).  The stock awards were determined based on the closing price of Tredegar common stock as reported on the NYSE on the date of grant.  The stock awards became fully vested and transferable immediately upon the date of the grant.

With respect to the stock award portion of the 2020 annual retainer, each non-employee director received quarterly grants of Tredegar common stock equal as nearly as possible to but not to exceed $14,125 per quarter for his or her service on the Board.  The Chairman of the Board received an additional number of shares of Tredegar common stock equal as nearly as possible to but not to exceed $8,125 per quarter.

Retainers for our Chairman of the Board and committee Chairmen and members commenced after the Board elected members to those positions.

The following table presents information relating to the total compensation of our non-employee directors for the fiscal year ended December 31, 2020.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
	($)	($)	($)
George C. Freeman, III	$72,036	$56,459	$128,495
John D. Gottwald	$98,071	$88,923	$186,994
William M. Gottwald	$61,036	$56,459	$117,495
Kenneth R. Newsome	$63,536	$56,459	$119,995
Gregory A. Pratt	$73,536	$56,459	$129,995
Thomas G. Snead, Jr.	$72,536	$56,459	$128,995
Carl E. Tack, III	$70,536	$56,459	$126,995
Anne G. Waleski	$73,036	$56,459	$129,495

(1)
The following table indicates the respective dates of grant, the number of shares received and the closing price of Tredegar common stock for each such grant received for their service on the Board during 2020:

Date of Grant	Non-Employee Director Shares	Chairman of the Board Additional Shares	Closing Price
March 31, 2020	903	519	$15.63
June 30, 2020	917	527	$15.40
September 30, 2020	949	546	$14.87
December 31, 2020	845	486	$16.70

The amounts set forth in the “Stock Awards” column of the Non-Employee Director Compensation Table represent the grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification™ (ASC) Topic 718, Compensation – Stock Compensation, for the shares of Tredegar common stock awarded to each non-employee director identified above under the terms of the 2018 Plan during the fiscal year ended December 31, 2020, based on the closing price of Tredegar common stock as reported on the NYSE on the respective dates of grant.

Outside Director Stock Ownership Guidelines

Under Tredegar’s Outside Director Stock Ownership Guidelines, all of our non-employee directors are to achieve ownership of Tredegar common stock in an amount equal to at least three times that director’s base annual cash retainer.  Directors have three years from their election to the Board to satisfy 50% of the requirement and six years to satisfy the full requirement.  All of our directors have satisfied the full stock ownership requirement, except Ms. Waleski, who joined the Board during 2018.  Ms. Waleski has satisfied the three-year, 50% requirement, and she has until 2024 to satisfy the six-year, 100% requirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. John D. Gottwald, a director and Chairman of the Board, and William M. Gottwald, a director, are brothers.  Messrs. John D. Gottwald and William M. Gottwald, together with members of their immediate families (the Gottwalds), may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act.  There is no agreement between the Gottwalds with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

Our Audit Committee is responsible for reviewing and approving, if appropriate, related person transactions.  Our Audit Committee operates under a written charter, the relevant provisions of which require it, to the extent not otherwise delegated to another committee comprised solely of independent directors, to review related person transactions for potential conflicts of interest situations.  The Audit Committee reviews each related person transaction on a case-by-case basis and approves only those related person transactions that it determines in good faith to be in the best interests of Tredegar.

For purposes of Tredegar’s Related Parties and Related Persons Transactions policy, (a) “Related person” means any director or executive officer of Tredegar; any employee of Tredegar or any of our subsidiaries; any nominee for director; any immediate family member(s) of directors, executive officers, employees or nominees for director; or any beneficial owner of more than 5% of Tredegar’s voting securities; (b) “Related person transaction” means a transaction in which Tredegar or any of our subsidiaries is, or is proposed to be, a participant and the amount involved exceeds $120,000, and in which a related person has, had or may have a direct or indirect interest; (c) “Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, employee or beneficial owner of more than 5% of Tredegar’s voting securities; and (d) “Transaction” means any financial contract, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar contracts, arrangements or relationships.

There were no related person transactions in 2020.

STOCK OWNERSHIP

Below is information on the beneficial ownership of Tredegar common stock as of February 24, 2021 by each director, each director nominee and each executive officer named in the Summary Compensation Table beginning on page 35 of this proxy statement.  The table also shows the beneficial ownership of all directors, director nominees and executive officers of Tredegar as a group as of February 24, 2021.

Security Ownership of Management

	Number of Shares with Sole Voting and Investment Power		Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class(a)
	Outstanding	Options
Directors, Nominees and Certain Executive Officers(b)
D. Andrew Edwards	53,417	180,294	-	233,711
George C. Freeman, III	24,227	-	-	24,227
John D. Gottwald	1,897,155	1,001,765	868,816	3,767,736	(c)	10.91%
William M. Gottwald	90,642	-	957,453	45,434	(d)	3.13%
Kenneth R. Newsome	21,724	-	-	21,724
Gregory A. Pratt	21,724	-	-	21,724
Michael J. Schewel	43,479	151,218	-	194,697
Thomas G. Snead, Jr.	23,326	-	-	23,326
John M. Steitz	86,492	114,787	-	201,279
Carl E. Tack, III	21,724	-	-	21,724
Anne G. Waleski	7,908	-	-	7,908
All directors, nominees and executive officers as a group(12)(e)(f)	2,313,225	1,453,427	1,826,269	5,587,986		15.97%

(a)	Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of Tredegar common stock.

(b)	Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

(c)	Mr. John D. Gottwald disclaims beneficial ownership of 4,935 shares of Tredegar common stock.

(d)	Mr. William M. Gottwald disclaims beneficial ownership of 4,935 shares of Tredegar common stock.

(e)
The directors and executive officers have sole voting and investment power over their shares, except for those listed under the heading “Number of Shares with Shared Voting and Investment Power,” which are held by or jointly with spouses, by children living in the household or in partnerships or trusts.  Any shares of Tredegar common stock held under our benefit plans for any director or executive officer are included in the number of shares over which that person has sole voting or investment power.  Shares held by the trustees of those plans for other employees are not included.

(f)
Messrs. John D. Gottwald and William M. Gottwald share voting and investment power for 4,935 shares of Tredegar common stock.  This overlap in beneficial ownership has been eliminated in calculating the total number of shares and the percentage of class owned by directors, nominees and executive officers as a group.

The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to us who beneficially owned more than 5% of the shares of Tredegar common stock as of February 24, 2021.

Security Ownership of Certain Beneficial Owners

Names and Addresses of Beneficial Owners	Number of Shares of Common Stock		Percent of Class
John D. Gottwald, William M. Gottwald and Floyd D. Gottwald, Jr. (a) 9030 Stony Point Parkway Richmond, VA 23235	7,354,800	(b)	21.80%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,086,782	(c)	12.19%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	3,901,652	(d)	11.63%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	2,937,655	(e)	8.76%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,492,941	(f)	7.43%

(a)
Messrs. John D. Gottwald, William M. Gottwald and Floyd D. Gottwald, Jr., together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

(b)	Based solely on the information contained in Amendment No. 11 to the Schedule 13D filed with the SEC on February 20, 2014.

(c)	Based solely on the information contained in Amendment No. 12 to the Schedule 13G filed with the SEC on January 27, 2021.

(d)	Based solely on the information contained in Amendment No. 20 to the Schedule 13D filed with the SEC on June 2, 2020.

(e)	Based solely on the information contained in Amendment No. 6 to the Schedule 13G filed with the SEC on February 10, 2021.

(f)	Based solely on the information contained in Amendment No. 15 to the Schedule 13G filed with the SEC on February 16, 2021.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this section, we provide an overview of our executive compensation philosophy and describe the material components of our executive compensation program for our Named Executive Officers (or NEOs).   The compensation for our NEOs is set forth in the 2020 Summary Compensation Table and the other compensation tables contained in this proxy statement.  This Compensation Discussion and Analysis (or CD&A) section reflects that our NEOs for 2020 were:

•	John M. Steitz, President and CEO;

•	D. Andrew Edwards, Executive Vice President and Chief Financial Officer; and

•	Michael J. Schewel, Executive Vice President, General Counsel and Corporate Secretary, who retired from Tredegar on December 31, 2020.

Key Compensation Corporate Governance Practices

The Executive Compensation Committee (the Committee) and our Nominating and Governance Committee continuously review evolving practices in executive compensation and corporate governance.  We have adopted certain policies and practices that we believe are consistent with industry best practices.  In relation to our executive compensation policies:

We DO:

•
make variable performance compensation a significant component of each executive’s total compensation, with the proportion of compensation allocated to variable performance compensation increasing with the level of responsibility;

•	balance short-term and long-term compensation, which is intended to discourage short-term risk-taking at the expense of long-term results;
•	require meaningful stock ownership and retention at levels that increase with responsibility;
•
provide for two-year vesting for stock options granted to NEOs and three-year vesting for restricted stock awards granted to NEOs and limited transfer rights for restricted stock until the NEO is in compliance with the executive stock ownership policy;

•	use an independent executive compensation consultant that reports directly to the Committee and does not provide any services to Tredegar other than executive and director compensation services;
•
conduct an annual compensation risk review of potential and existing risks arising from our compensation programs and policies and historically have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Tredegar; and

•	have a claw back policy for the recovery of performance-based compensation in the event of executive officer misconduct related to our financial results.

We do NOT:

•	permit hedging transactions in our stock under any circumstances by our directors or officers;
•
provide any employees, including executives, with special perquisites such as personal use of corporate assets or special company-funded executive deferred compensation plans maintained solely for the benefit of the executives;

•	have employment agreements with any employees, including our executive officers; or
•	permit stock option re-pricings without shareholder approval, and discounted stock options are not permitted under our equity incentive plan.

Role of Shareholder Say-on-Pay Votes

Our last “say-on-pay” vote was at our annual meeting of shareholders held on May 21, 2018 (2018 annual meeting), when we provided our shareholders with the opportunity to cast a non-binding advisory vote on the executive compensation paid to our NEOs.  At our 2018 annual meeting, approximately 89% of the votes cast on the “say-on-pay” proposal approved the compensation of our NEOs.  Although the advisory shareholder vote on executive compensation was non-binding, the Committee considered the outcome of the 2018 vote and believes that the 2018 shareholder vote endorsed the compensation philosophy of the Committee and our executive compensation program; therefore, the Committee did not make any material changes to the executive compensation program during 2019 or 2020.  The Committee will consider the “say-on-pay” vote by the shareholders at our 2021 annual meeting and future “say-on-pay” votes by our shareholders in making adjustments to or developing new executive compensation programs in the future.  Furthermore, while Tredegar has historically held “say-on-pay” votes every three years, pursuant to Proposal 3 below, the Board is recommending that shareholders approve on an advisory basis that Tredegar’s “say-on-pay” vote be held annually.  The Board believes an annual “say-on-pay” vote will allow shareholders to provide more frequent input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.

Compensation Philosophy and Objectives

General

Our businesses operate in highly competitive industries that require outstanding customer service and manufacturing efficiency.  To lead and manage these businesses, we require high-caliber executive talent with strong vision and operational skills.  The objectives of our executive compensation programs are to attract, motivate and retain highly qualified executive officers.  To accomplish these objectives, we rely on a pay strategy that emphasizes performance-based compensation through annual and long-term incentives.  We believe that this pay strategy aligns with our business strategy of generating strong operating results and shareholder value creation while controlling fixed costs.  In this manner, we believe that our executive compensation program supports and reinforces our business objectives and creates a strong link between pay and performance.

Specifically, our executive compensation program:

•	is primarily performance-based, with the percentage of an executive’s total compensation opportunity that is based on our financial performance increasing with the executive’s level of responsibility;
•	is significantly stock-based in order to ensure our executives have common interests with our shareholders;
•	is intended to enhance retention of our executives by subjecting a meaningful portion of their total compensation to multi-year vesting;

•	links a significant portion of total pay to the execution of strategies intended to create long-term shareholder value;
•	provides our executives with an opportunity for competitive total pay; and
•	does not encourage our executives to take unnecessary or excessive risks.

Our executive compensation philosophy and strategy aim generally to provide targeted compensation opportunities for base salaries, annual cash incentives and long-term equity incentives near the 50th percentile of our peer group (as defined below) in order to attract and retain talent while using a balance of fixed and variable pay programs to align actual compensation earned with company performance.  Allocations between short-term and long-term compensation opportunities and between cash and equity awards take into account market data but may vary over time and among executives.  Greater detail regarding these company-specific and individual factors is included in the discussion below.

Process and Procedure for Determining Compensation of Executive Officers

The primary role of the Committee is to develop and oversee the implementation of our philosophy with respect to the compensation of our CEO, other NEOs and certain other officers designated by the Committee.  The Committee has the overall responsibility to evaluate the performance of and determine the compensation of our CEO and approve the compensation structure for our NEOs and other officers designated by the Committee.  Our CEO makes specific recommendations to the Committee regarding the compensation of our NEOs, other than himself, and certain other officers designated by the Committee based on the compensation structure approved by the Committee.  After review and discussion, the Committee gives its final approval of the compensation for our NEOs and certain other officers designated by the Committee.  The Committee reports regularly to the Board on matters relating to the Committee’s actions.

Under its charter, the Committee has the authority to engage compensation consultants to assist the Committee in fulfilling its responsibilities.  The Committee has engaged Pearl Meyer, a nationally-recognized compensation consulting firm, as its outside advisor for executive compensation.  Pearl Meyer reports directly to the Committee, and the scope of its work is directed by the Committee.  In retaining Pearl Meyer, the Committee assessed the independence of Pearl Meyer pursuant to applicable NYSE and SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Committee.

Executive compensation was last compared against a peer group in 2019, when, upon the Committee’s request, Pearl Meyer conducted a competitive market study of executive compensation levels for our NEOs.  The study included compensation data as disclosed in peer company proxy statements as well as survey compensation data published in the fall of 2019.  The peer group is set forth below:

Griffon Corporation	Kraton Corporation	Clearwater Paper Corporation
Ferro Corporation	Kaiser Aluminum Corporation	Innospec Inc.
AdvanSix Inc.	Apogee Enterprises, Inc.	Ingevity Corporation
Chart Industries, Inc.	Schweitzer-Mauduit International, Inc.	Neenah, Inc.
Rogers Corporation	Quanex Building Products Corporation	P. H. Glatfelter Company
Quaker Chemical Corporation	Lydall, Inc.	OMNOVA Solutions Inc.
Myers Industries, Inc.

The peer group companies listed above were chosen because they operate in industries similar to those in which we operate, and, at the time they were selected, had similar annual revenues (collectively referred to as the peer group).

In determining the compensation of our CEO and approving the compensation structure for our NEOs and certain other officers designated by the Committee, the Committee considers Tredegar’s performance, individual executive performance, recommendations from the CEO (for all positions other than the CEO), the peer group compensation, published compensation survey data and comments from Pearl Meyer.  The Committee also reviews reports prepared by management showing all elements of compensation and total compensation payable to each NEO.  Both the external market pay data and the internal pay history help guide the Committee’s decision-making, but no precise formulas or percentiles are applied to all NEOs in all situations.

Elements of Our Executive Officer Compensation Program

The Committee believes that the various elements of our compensation program effectively achieve the objective of aligning compensation with performance measures that are directly related to Tredegar’s financial goals and creation of shareholder value, without encouraging executives to take unnecessary and excessive risks.  The core elements of our 2020 compensation program for our executive officers are described below:

Element	Description	Objective
Base Salary	Fixed cash compensation	Reflects competitive market compensation, individual performance, experience and level of responsibility
Bonus	Special discretionary cash bonus	In unusual operating and/or market conditions or circumstances, rewards exemplary individual performance
Annual Incentives	Short-term variable compensation via an annual cash incentive plan (for 2020, the 2020 Cash Incentive Plan)	Rewards achievement of financial performance goals and individual performance objectives CEO does not participate
Long-Term Incentives	Long-term variable compensation via the 2018 Plan, in the form of restricted stock, stock options, and SARs	Rewards achievement of long-term performance goals and shareholder value creation; promotes retention of executive officers
Defined Contribution Plans	Savings Plan (401(k) Plan) and Savings Plan Benefit Restoration Plan (SPBR Plan) (together Defined Contribution Plans)	Provides competitive benefits and savings opportunities for retirement
Defined Benefit Plans(1)	Retirement Income Plan (the Pension Plan)	Provides retirement security

(1)
Effective January 1, 2007, we closed the Pension Plan to new employees and froze the pay for active employees used to compute benefits as of December 31, 2007.  Effective February 28, 2014, service accrual for all participants in the Pension Plan was frozen (other than participants who are part of a collective bargaining agreement, whose service accrual was frozen upon the execution of a new collective bargaining agreement, resulting in all service accruals being frozen effective January 31, 2018).  In 2020, Mr. Edwards was the only NEO who participated in the Pension Plan.

2020 Compensation Decisions

Base Salaries

We seek to provide our executive officers with base salaries that are targeted within competitive market levels and that reflect the executive’s skills and abilities, experience, responsibilities, internal equity, performance and potential.  The Committee believes setting base salaries at this level allows us to attract, motivate and retain highly-qualified executive officers while maintaining an appropriate cost structure.

For 2020, the base salary for each NEO was as follows:

Named Executive Officer	2019 Base Salary	2020 Base Salary	% Increase(1)
John M. Steitz	$825,000	$849,750	3%
D. Andrew Edwards(2)	$420,700	$454,987	3%
Michael J. Schewel(3)	$398,845	$431,351	3%

(1)	The 3% increase represents increases consistent with Tredegar’s overall merit-based increases.

(2)	Effective August 16, 2020, Mr. Edwards was promoted to Executive Vice President and Chief Financial Officer and received an additional 5% increase to his 2020 base salary (from $433,321 to $454,987).

(3)
Effective August 16, 2020, Mr. Schewel was promoted to Executive Vice President, General Counsel and Corporate Secretary and received an additional 5% increase to his 2020 base salary (from $410,810 to $431,351).

Bonus

CEO Discretionary Bonus.  In connection with the Committee’s annual review of the CEO’s performance, the Committee has the discretion to grant to the CEO a cash bonus based upon the CEO’s level of performance with respect to specific CEO performance criteria and performance objectives set annually by the Committee.  While the Committee’s decision to award a discretionary bonus to the CEO is based chiefly on the CEO’s achievement of those performance objectives, subject to the results of the annual CEO 360 assessment, the decision whether or not to grant the bonus is entirely within the Committee’s discretion.

In February 2020, the Committee set specific financial goals for Mr. Steitz.  Achievement of those goals was the key factor in the determination of his 2020 bonus.  The goals and the 2020 actual results are listed in the table below:

2020 CEO Performance Objectives(1)	2020 Actual Results
Implement a sale of the Personal Care Films business (Personal Care) at a value agreed to by the Board	Achieved. Sale of Personal Care was finalized on October 31, 2020 at a sale price above the value agreed to by the Board
Prepare options for the Board on uses of capital and net capitalization to optimize Tredegar’s shareholder value	Achieved. Tredegar paid a special dividend of $5.97 per share on December 18, 2020
Drive a safety-oriented culture measured by the following criteria for each business unit: • Bonnell: TRR* 1.8 or less • Surface Protection: TRR* of 0.8 or less • Terphane: TRR* of 1.1 or less	Partially Achieved. Two of three business units achieved or exceeded its goal. • Bonnell: TRR* of 1.7 • Surface Protection: TRR* of 0.8 • Terphane: TRR* of 1.2
Drive continued growth in the Surface Protection business unit:

•      Contribution Margin of Tier 2 and Tier 3 customers of $7.7 million or more
•      Contribution Margin of new products of $21.4 million or more

Achieved. Both goals exceeded. • Contribution Margin of Tier 2 and Tier 3 customers - $7.8 million • Contribution Margin of new products - $22.3 million
Drive continued growth in Bonnell Aluminum business unit through the achievement of the following financial measures:

•      Net Sales of $513 million
•      Capital Expenditures of less than $17 million
•      Working Capital of 9.7% of sales
•      Earnings before interest, taxes, depreciation and amortization (EBITDA) of $65 million

Partially Achieved.  Two of the four objectives for the Bonnell Aluminum business unit were achieved or exceeded.

•      Net Sales of $455.7 million
•      Capital Expenditures of $10.3 million
•      Working Capital of 9.8% of sales
•      EBITDA of $55.1 million

Achieve Tredegar Cash generation, Earnings per share (EPS) and EBITDA budgets: • EPS from ongoing operations of at least $0.97 • Consolidated EBITDA of $80.5 million • Net Debt of less than $5 million	Achieved. All goals achieved or exceeded. • EPS from ongoing operations of $1.51 • Consolidated EBITDA of $95.8 million • Net cash of $77.8 million, excluding $200 million special dividend

*Total recordable rate (TRR) with respect to the number of injuries resulting in a lost time case, restricted work or requiring medical treatment per million hours worked.

(1)
Net Debt, EPS from ongoing operations and Consolidated EBITDA are non-GAAP financial measures.  More information on these non-GAAP measures, reconciliations to the most comparable GAAP measures and the identification of notable items is available on our website at www.tredegar.com by selecting “Investors.”

Based on the Committee’s review of Mr. Steitz’s achievement of the identified CEO performance objectives, and the results of his annual CEO 360 assessment, the Committee awarded Mr. Steitz a bonus of $1,019,700, which equals 120% of his base salary of $849,750.

Annual Incentives

General.  Annual cash incentive opportunities serve to link executive rewards to our financial performance and the achievement of individual objectives.  Each year, we establish business plans for the forthcoming year that include financial, strategic and other goals for each of our operating businesses.  These business plans are reviewed by the Board.  Annual incentive payouts for our NEOs are determined based on the achievement of approved business plans.

Bonuses.  From time to time, we provide our executive officers with special discretionary cash bonuses, which are intended to reward executives’ exemplary individual performance that is beyond annual objectives.  For 2020, the CEO recommended, and the Committee approved, the following discretionary cash bonuses to the NEOs listed below to acknowledge their significant contributions, efforts and leadership in the successful completion of our divestitures of Personal Care and Bright View Technologies:

Named Executive Officer	2020 Discretionary Bonus Amount
D. Andrew Edwards	$50,000
Michael J. Schewel	$50,000

2020 Cash Incentive Plan.  For 2020 each NEO had the following award opportunity as a percentage of 2020 base salary under the 2020 Cash Incentive Plan:

Named Executive Officer	Threshold Bonus %	Target Bonus %	Maximum Bonus %
John M. Steitz(1)	-	-	-
D. Andrew Edwards	15.0%	70.0%(2)	120.0%
Michael J. Schewel	12.5%	60.0%(3)	100.0%

(1)	Mr. Steitz did not participate in the 2020 Cash Incentive Plan.

(2)	Effective August 16, 2020, Mr. Edwards was promoted to Executive Vice President and Chief Financial Officer at which time his Target Bonus was increased from 60% to 70%.

(3)	Effective August 16, 2020, Mr. Schewel was promoted to Executive Vice President, General Counsel and Corporate Secretary at which time his Target Bonus was increased from 50% to 60%.

To ensure that the annual incentive awards establish a direct link between the interests of our NEOs and our shareholders, the Committee assesses performance against certain financial measures to establish the size of the incentive pool used for payment of annual incentive awards for the current year.  For 2020, the key financial measure of operating performance used to determine the amount, if any, of the annual incentive pool was consolidated adjusted EBITDA for Corporate (Consolidated Corporate Adjusted EBITDA).  The financial performance threshold must be achieved before any incentives can be earned.  The Committee believes that this financial performance measure is effective and appropriate because it reflects income statement performance, which is consistent with the interests of our shareholders.

When setting the financial performance goals for the 2020 Cash Incentive Plan, the Committee reviewed and approved the following performance targets for the 2020 Cash Incentive Plan as they apply to our NEOs:

	2020 Targets ($ in Thousands)
	Threshold	Target	Maximum
Consolidated Corporate
Adjusted EBITDA	$88,050	$101,792	$115,534

For purposes of the 2020 Cash Incentive Plan, Consolidated Corporate Adjusted EBITDA excludes  unusual items and losses associated with plant shutdowns, asset impairments, restructurings, gains and losses from the sale of assets, investment write-downs and write-ups, gains and losses from non-manufacturing operations, stock option charges under ASC Topic 718, pension income or expense for the Pension Plan, discontinued operations and other items that may be recognized or accrued under generally accepted accounting principles (GAAP).  The accounting principles used to determine Consolidated Corporate Adjusted EBITDA are applied on a consistent basis with exceptions approved by the Committee.  For the purposes of the incentive award calculations for 2020, Consolidated Corporate Adjusted EBITDA, as defined above, is adjusted to exclude the following: (i) discretionary bonuses, since amounts are unpredictable, uncontrollable at the management level, and possibly significant; (ii) income or expense relating to stock options, SARs, restricted stock, performance-based stock or stock unit awards since amounts are dependent on future periods and are therefore subject to significant volatility; (iii) foreign exchange transaction gains and losses, (iv) certain one-time unusual expenses unrelated to the operating businesses or entities (items (i), (ii), (iii) and (iv), the 2020 Excluded Items), and (iv) EBITDA, as defined above, from any company or entity acquired in 2020.  For 2020, Consolidated Corporate Adjusted EBITDA was $116.1 million.

In determining incentive payments for our NEOs (other than our CEO) under the 2020 Cash Incentive Plan, the Committee considered, in addition to the financial performance goal, the recommendation of the CEO regarding each of the other NEO’s individual performance measured against such NEO’s individual performance goals.  Individual performance metrics were drawn from the following categories:  budgets, compliance objectives, operating profit, cost reductions, development of strategic plans, process improvement, succession activities and organizational development and effectiveness.  Specific measurements are assigned to each individual performance objective early in the year for which the performance will be measured and results are determined based on the assessment of the degree of accomplishment of each objective.  The Committee applies a formula in linking individual results to incentive payment amounts by using these accomplishments, or lack of accomplishments, to determine the incentive amount applicable to the individual component of the formula, up to 100% of the weighting for the individual component.

These financial results, along with the achievement of the individual component of the formula, resulted in payouts at the maximum level to our NEOs as follows:

Named Executive Officer	Actual Payout under 2020 Cash Incentive Plan	% of 2020 Base Salary
John M. Steitz(1)	-	-
D. Andrew Edwards	$568,734	129%
Michael J. Schewel	$455,316	109%

(1)	Mr. Steitz did not participate in the 2020 Cash Incentive Plan.

The Committee received and confirmed Tredegar’s financial performance results before approving the payouts under the 2020 Cash Incentive Plan.

Long-Term Incentives

Long-term incentives, primarily equity-based awards, are an important element of our compensation program.  The 2018 Plan allows for the granting of stock options, restricted stock, stock appreciation rights (SARs) and other equity awards based on Tredegar common stock, as well as performance-based long-term incentive cash awards.  We believe long-term incentives, such as those permitted by the 2018 Plan, promote our success by helping to retain executives and by focusing employee efforts on achieving performance goals that lead to long-term growth of shareholder value.  Annual equity-based awards are generally approved at the February meeting and typically become effective on the third business day following the release of our fourth quarter earnings for the preceding fiscal year.

In consultation with Pearl Meyer, the Committee reviewed and considered various forms and methods of providing long-term incentive compensation opportunities to our executive officers.  After considering factors such as pay and performance alignment, shareholder alignment, retention goals, accounting cost, share usage, shareholder dilution, the ratio of short-term and long-term compensation, tax implications, peer group practices and market trends, the Committee approved for 2020 the use of (1) service-based restricted stock and (2) stock options.  These service-based restricted stock and stock option awards were intended to further balance the performance and retention objectives of our long-term incentive program and to create additional stock ownership opportunities for executives and to further align their interests with shareholders.

The Committee determined that the equity grant mix for 2020 for our NEOs would be as follows:  75% of the equity grant value in the form of stock options and 25% of the equity grant value in the form of service-based restricted stock.

The specific number of restricted stock and stock options is generally based on converting the equity grant value into an appropriate number of shares for each form of equity being awarded.  For conversion purposes, shares of restricted stock granted in 2020 were valued at the ten-day average stock price ending on March 17, 2020.  For 2020, stock options were valued using the Black-Scholes Pricing Model and the number of options granted were based on the option value so determined.  Grant levels may then be adjusted up or down, at the Committee’s discretion, based on a variety of factors, including, but not limited to, our performance, the executive’s performance, internal pay equity and share availability under the 2018 Plan.

A special dividend of $5.97 per share was declared by the Board on December 1, 2020, for all shareholders of record on December 11, 2020, and paid on December 18, 2020 (the Special Dividend).  As permitted by the 2018 Plan, the Committee adjusted the exercise price and the number of shares subject to all outstanding stock options to account for the effect of the Special Dividend.  The Committee also granted SARs to holders of outstanding stock options to compensate them for the loss in Black-Scholes value with respect to their outstanding stock options given these stock options did not receive the benefit of the Special Dividend.  All stock options in this proxy statement reflect such adjustments.  All of the adjusted stock options have the same vesting and expiration dates as the applicable original awards.  Likewise, the Committee adjusted the number of shares subject to all outstanding Performance Units.  Additionally, because outstanding Performance Units did not receive the benefit of the Special Dividend, a cash payment was made based on the adjusted number of Performance Units earned to compensate the holders of the earned Performance Units.  Outstanding shares of restricted stock were not adjusted because holders of restricted stock received the Special Dividend.

Restricted Stock.  During 2020, the Committee approved the following service-based restricted stock grants to each NEO identified below:

Named Executive Officer	Grant Date	Award (#)	Fair Value as of Grant Date
John M. Steitz	3/18/2020	32,725	$471,567
D. Andrew Edwards	3/18/2020	8,759	$126,217
Michael J. Schewel	3/18/2020	7,612	$109,689

The shares of restricted stock vest three years from the date of grant.  The shares of restricted stock (net of any shares surrendered to satisfy tax withholding obligations) must be retained by the NEO until the earlier of (i) the date that the NEO is in compliance with the ownership requirements of Tredegar’s Executive Stock Ownership Policy (the Policy), (ii) the date that the NEO is not subject to the Policy, (iii) a change in control of Tredegar, (iv) the NEO’s death or (v) the NEO’s retirement.

Stock Options.  During 2020, the Committee approved the following non-qualified stock option grants to each NEO identified below:

Named Executive Officer	Grant Date	Award (#)(1)	Grant Date Fair Value of Award(2)
John M. Steitz	3/18/2020	427,275	$1,897,101
D. Andrew Edwards	3/18/2020	114,355	$ 507,736
Michael J. Schewel	3/18/2020	99,380	$ 441,247

(1)
As adjusted to reflect the Special Dividend.  These stock options vest two years from the date of grant, provided the NEO is employed by, or provides services to, Tredegar on the vesting date.  The stock options were approved by the Committee on February 26, 2020 to be effective March 18, 2020.  The stock options have a seven-year term from the date of grant and were valued using the Black-Scholes Pricing Model value at 31% of share price.

(2)
The grant date fair value of the awards are the estimated fair values of the original award at the date of the grant.  In December 2020, the weighted average exercise price for outstanding stock option awards granted in 2020 was modified to reflect the effects of the Special Dividend.  As the anti-dilution provisions in our equity incentive plan were structured to equitably adjust the non-qualified stock option award’s fair value before and after the modification, there is no resulting incremental fair value.

SARs. As discussed above, in connection with the Special Dividend, the Committee approved the following SAR grants to compensate holders of outstanding stock options for the loss in Black-Scholes value with respect to their outstanding stock options as a result of the Special Dividend:

Named Executive Officer	Grant Date	Award (#)	Grant Date Fair Value of Award
John M. Steitz	12/21/2020 12/21/2020	21,679(1) 35,909(2)	$93,946 $161,269
D. Andrew Edwards	12/21/2020 12/21/2020 12/21/2020 12/21/2020 12/21/2020	2,066(3) 861(3) 2,261(4) 3,113(5) 9,611(2)	$7,760 $3,233 $9,176 $13,489 $43,162
Michael J. Schewel	12/21/2020 12/21/2020 12/21/2020 12/21/2020 12/21/2020	1,795(3) 816(3) 1,965(4) 2,705(5) 8,352(2)	$6,744 $3,066 $7,974 $11,722 $37,510

(1)	These SARs vest on March 21, 2022 and expire March 21, 2024.
(2)	These SARs vest on March 18, 2022 and expire March 18, 2027.
(3)	These SARs vested on the grant date and expire May 22, 2024.
(4)	These SARs vested on the grant date and expire May 7, 2025.
(5)	These SARs vested on March 21, 2021 and expire March 21, 2026.

2018 Performance Units Tied to 2020 Performance.  In 2018, the Committee awarded Performance Units tied to our 2020 Return on Capital Employed (ROCE).  Tredegar’s 2020 ROCE of 17.4% was between the target (16.6%) and maximum (18.6%) levels established by the Committee in 2018; therefore, the following Performance Units were earned by the NEOs:

Named Executive Officer	Performance Units Earned (#)	Value ($)
John M. Steitz(1)	-	-
D. Andrew Edwards	12,624(2)	192,390
Michael J. Schewel	10,971(2)	167,198

(1)	Mr. Steitz did not receive a grant of Performance Units in 2018.
(2)
As adjusted to reflect the Special Dividend.  Additionally, because outstanding Performance Units did not receive the benefit of the Special Dividend, a cash payment was made based on the adjusted number of Performance Units earned to compensate the holders of the earned 2018 Performance Units, including the NEOs, resulting in the following cash payments:

D. Andrew Edwards	$66,660
Michael J. Schewel	$57,927

Total Compensation

Based on the Pearl Meyer study conducted in 2019, general industry survey information and consultation with Pearl Meyer, the Committee reviewed the above elements of compensation and determined that the total compensation provided to the NEOs is reasonable.  As discussed above, the Committee does not use a precise formula or target percentiles to set NEO compensation.  The Committee does consider, among other data, industry trends and competitive market data information provided by Pearl Meyer to ensure each element and total compensation is reasonable.

Other Benefits for Chief Executive Officer and Executive Officers

In addition to the cash and equity compensation discussed above, we provide our CEO and other NEOs with the same benefits package available to all of our salaried employees.  When setting and determining annual compensation, the Committee reviews and considers all elements of compensation, including health and dental insurance (portion of costs); basic life insurance; long-term disability insurance; the Defined Contribution Plans; and the Pension Plan.  We do not provide executives with additional benefits or perquisites, such as company cars or vehicle allowances; personal use of corporate assets; or company-funded deferred compensation programs maintained solely for the benefit of executives.  We do not believe that these types of benefits are currently needed to attract, motivate and retain highly qualified executive officers.

Agreements with Executive Officers

As has been our practice, we do not currently have employment agreements with any of our executive officers.

Corporate Tax and Accounting Considerations

In December 2017, Section 162(m) of the Internal Revenue Code was amended pursuant to the Tax Cuts and Jobs Act.  Therefore, for 2020, Section 162(m) of the Internal Revenue Code imposes a $1 million limitation on the deduction we may take for the annual compensation paid to each of our NEOs (covered officers).  This $1 million deduction limit now also applies to performance-based compensation that is based on the attainment of pre-established, objective performance goals established under a shareholder-approved plan.  While we considered the impact of this exclusion when developing and implementing our executive compensation programs, we do not believe that compensation decisions should necessarily be constrained by how much compensation is deductible for federal income tax purposes.  As a result, the Committee retains the discretion to authorize payments that may not be deductible if it believes that they are in the best interests of Tredegar.

Executive Stock Ownership Policy

Tredegar places a strong emphasis on equity ownership by executive officers and other members of senior management to strengthen the alignment of our executives’ interests with shareholder long-term interests.  Our CEO is required to acquire and maintain ownership of common stock with a value equal to five times his base salary.  Our other executive officers are required to acquire and maintain ownership of common stock with a value equal to 1.25 times their base salary.  The following types of common stock are counted toward the ownership total:  shares held outright by the executive or his or her family, in trust for the benefit of the executive, in the executive’s 401(k) Plan, and restricted stock held by the executive (both vested and nonvested).  If a participant is newly hired or promoted, the executive is to acquire 50% of the target ownership within three years of the date of hire or promotion and full compliance with the target ownership must be achieved within six years.  All NEOs and other employees covered by the policy who are not in compliance with the policy must retain at least 50% of any net shares (shares remaining after shares are sold or netted to pay applicable withholding taxes) received upon vesting of Performance Units and restricted stock awards until the NEO or other employee is in compliance with the policy.  The Committee reviews the holdings of our NEOs annually.  As of December 31, 2020, all of our NEOs have satisfied the full stock ownership requirement, except Mr. Steitz, who was elected President and CEO during 2019 and has until 2022 to satisfy the three-year, 50% requirement.

Executive Incentive-Based Compensation Recoupment Policy (Claw Back)

The Board, based on the Committee’s recommendation, approved and adopted an Executive Incentive-Based Compensation Recoupment Policy (Recoupment Policy), effective as of August 2, 2012 (Effective Date).  The purpose of the Recoupment Policy is to (i) prevent the unjust enrichment of current or former executive officers by permitting Tredegar to recover incentive-based compensation that was paid or issued or became vested as a result of financial results that were later determined to be incorrect, and (ii) mitigate the risk of manipulation of data used to determine the payment, issuance or vesting of incentive-based compensation.  The Recoupment Policy applies to all incentive-based compensation granted on or after the Effective Date to current or former executive officers of Tredegar.  The Recoupment Policy applies if (a) Tredegar is required to prepare an accounting restatement of its consolidated financial statements due to the material noncompliance by Tredegar with any financial reporting requirement under the U.S. federal securities laws, and (b) a current or former executive officer of Tredegar received incentive-based compensation in excess of the amount of cash or the number of shares of Tredegar common stock that such executive officer would otherwise have received or that would have become vested if the restated financial statements had been used to determine whether such incentive-based compensation should have been received or vested.  In these cases, Tredegar will recover from such current or former executive officer the amount of cash or shares that was paid or issued in excess of the amount of cash or shares that would have been paid or issued or have become vested according to the restated financial statements, net of any income or employment taxes paid by the current or former executive officer on the incentive-based compensation.

Risk Analysis of Executive Compensation Program

In 2020, the Committee asked management to undertake a risk assessment of Tredegar’s compensation programs and asked Pearl Meyer to review the assessment with regard to our executive compensation program.  The assessment confirmed that our compensation programs do not incentivize our employees to take risks that are reasonably likely to have a material adverse effect on Tredegar.  The Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to Tredegar’s overall business strategy.  In its discussions, the Committee considered the attributes of our programs, including:  (i) the balance between annual and longer-term performance opportunities; (ii) target executive compensation that is aligned with a well-defined industry peer group; (iii) short-term and long-term compensation programs based on financial metrics that measure both income statement performance and capital discipline; (iv) placement of a significant portion of our executive compensation “at risk” and dependent upon achieving specific corporate and individual performance goals; (v) stock ownership requirements that align executives’ interests with those of our shareholders; (vi) the absence of employment contracts with our executives; (vii) long-term incentive equity awards and grants comprised of multiple forms of vesting over multiple years; (viii) having an incentive compensation recoupment (claw back) policy to authorize the potential recovery or adjustment of cash incentive payments and long-term equity payments paid to NEOs and other recipients under certain circumstances; (ix) having each executive’s short-term incentive opportunity capped at two times his target bonus; and (x) appropriate management supervision for sales-related incentives.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has the overall responsibility of evaluating the performance and determining the compensation of the CEO and approving the compensation structure for Tredegar’s other executive officers.  In fulfilling its responsibilities, the Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management.  Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

Executive Compensation Committee:

George C. Freeman, III, Chairman
Kenneth R. Newsome
Anne G. Waleski

COMPENSATION OF EXECUTIVE OFFICERS

The following table provides compensation information for our NEOs for 2020, 2019 and 2018.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option/SAR Awards($)(2)	Non-Equity Incentive Plan Compen- sation($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings($)(4)	All Other Compen- sation($)(5)	Total($)
John M. Steitz(6)	2020	843,563	1,019,700	471,567	2,152,316	-0-	-0-	544,017	5,031,163
President and	2019	649,688	825,000	504,615	1,482,700	-0-	-0-	189,788	3,651,791
Chief Executive Officer
D. Andrew Edwards	2020	438,290	50,000	318,607	584,556	568,734	51,553	256,305	2,268,045
Executive Vice President	2019	417,636	-0-	315,537	205,477	504,840	94,378	31,317	1,569,185
and Chief Financial Officer	2018	405,472	-0-	296,406	201,681	322,754	-0-	32,004	1,258,317
Michael J. Schewel	2020	415,522	50,000	276,887	508,263	455,316	-0-	223,681	1,929,669
Executive Vice President,	2019	395,941	-0-	274,220	178,571	398,845	-0-	28,413	1,275,990
General Counsel and	2018	384,409	-0-	247,592	175,272	387,229	-0-	23,546	1,218,048
Corporate Secretary

(1)
Represents the grant date fair value of restricted stock awards computed in accordance with ASC Topic 718.  For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP.  For a description of the assumptions we used, see Note 12 to our financial statements, which is included in our 2020 Form 10-K.

(2)
Represents the grant date fair value of stock option and SAR awards computed in accordance with ASC Topic 718.  For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP.  For a description of the assumptions we used, see Note 12 to our financial statements, which is included in our 2020 Form 10-K.  The actual value an NEO may receive depends on market prices, and there can be no assurance that the amounts reflected in the “Option/SAR Awards” column will actually be realized.  No gain to an NEO is possible without an appreciation in stock value.  See Footnote (2) on page 30 of this proxy statement.

(3)	Represents cash awards to the NEOs under Tredegar’s annual cash incentive plans for the years indicated.

(4)
This amount represents the change in actuarial present value in the Pension Plan from December 31, 2019 to December 31, 2020, from December 31, 2018 to December 31, 2019, and from December 31, 2017 to December 31, 2018, respectively.  Messrs. Steitz and Schewel are not eligible to participate in the Pension Plan.

(5)	These amounts include the following:

Name		Matching Contributions under the Retirement Savings Plan($)	Matching Contributions under the Savings Plan Benefit Restoration Plan($)	Dividends on Shares in the Savings Plan Benefit Restoration Plan($)	Dividends on Shares of Restricted Stock($)	Cash Payment in based on PSUs Earned due to Special Dividend	Employee Moving Expenses (Relocation Reimbursement)	Total($)
John M. Steitz	2020	14,250	17,858	83	385,626	-0-	126,200	544,017
	2019	-0-	-0-	-0-	6,280	-0-	183,508	189,788
D. Andrew Edwards	2020	9,773	10,246	1,182	168,444	66,660	-0-	256,305
	2019	9,512	11,370	810	9,625	-0-	-0-	31,317
	2018	9,289	10,985	521	11,209	-0-	-0-	32,004
Michael J. Schewel	2020	14,250	4,729	390	146,385	57,927	-0-	223,681
	2019	14,000	5,797	234	8,382	-0-	-0-	28,413
	2018	11,778	5,048	95	6,625	-0-	-0-	23,546

(6)	Mr. Steitz was appointed President and CEO effective March 19, 2019.
(2)
As adjusted to reflect the Special Dividend.  Additionally, because outstanding Performance Units did not receive the benefit of the Special Dividend, a cash payment was made based on the adjusted number of Performance Units earned to compensate the holders of the earned 2018 Performance Units, including the NEOs, resulting in the following cash payments:

D. Andrew Edwards	$66,660
Michael J. Schewel	$57,927

Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2020.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option/SAR Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option/SAR Awards ($/Sh)(3)(4)	Grant Date Fair Value of Stock and Option/SAR Awards ($)(5)
John M. Steitz		0	0	0
	3/18/2020				32,725			471,567
	3/18/2020					427,275	10.75	1,897,101
	12/21/2020					21,679	15.25	93,946
	12/21/2020					35,909	15.25	161,269
D. Andrew Edwards(6)		71,092	284,368	568,734
	3/18/2020				8,759			126,217
	3/18/2020					114,355	10.75	507,736
	12/21/2020					2,261	15.25	9,176
	12/21/2020					3,113	15.25	13,489
	12/21/2020					9,611	15.25	43,162
	12/21/2020					2,066	15.25	7,760
	12/21/2020					861	15.25	3,233
Michael J. Schewel(7)		56,915	227,658	455,316
	3/18/2020				7,612			109,689
	3/18/2020					99,380	10.75	441,247
	12/21/2020					1,965	15.25	7,974
	12/21/2020					2,705	15.25	11,722
	12/21/2020					8,352	15.25	37,510
	12/21/2020					1,795	15.25	6,744
	12/21/2020					816	15.25	3,066

(1)
Represents the annual incentive opportunities under the 2020 Cash Incentive Plan.  The actual amount paid to each NEO under the 2020 Cash Incentive Plan is included under “Summary Compensation Table – Non-Equity Incentive Plan Compensation” beginning on page 35 of this proxy statement.  Mr. Steitz did not participate in the 2020 Cash Incentive Plan.

(2)	Represents restricted stock awards granted in 2020.

(3)	Represents stock options and SARs granted in 2020. The share totals and exercise prices shown in this table with respect to stock options reflect post-Special Dividend amounts.

(4)
The option exercise price per share reflects the reduction to the exercise prices of outstanding stock options impacted by the modification due to the anti-dilution provisions in our equity incentive plan.

(5)
The grant date fair value of the awards are the estimated fair values of the original award at the date of the grant.  In December 2020, the weighted average exercise price for outstanding stock option awards granted in 2020 was modified to reflect the effects of the Special Dividend.  As the anti-dilution provisions in our equity incentive plan were structured to equitably adjust the non-qualified stock option award’s fair value before and after the modification, there is no resulting incremental fair value.

(6)	Effective August 16, 2020, Mr. Edwards was promoted to Executive Vice President and Chief Financial Officer at which time his Target Bonus was increased to 70%.

(7)	Effective August 16, 2020, Mr. Schewel was promoted to Executive Vice President, General Counsel and Corporate Secretary at which time his Target Bonus was increased to 60%.

Outstanding Equity Awards At Fiscal Year-End

The following table presents information regarding the number and value of stock option awards, SAR awards and stock awards for our NEOs outstanding as of the fiscal year ended December 31, 2020.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs		Number of Securities Underlying Unexercised Options/SARs		Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#) Exercisable		(#) Unexercisable		($)		(#)		($)	(#)		($)
John M. Steitz	-0-		366,165	(3)	14.62	3/21/2024	-0-		-0-	27,306	(10)	456,010
	-0-		21,679	(3)	15.25	3/21/2024	-0-		-0-
	-0-		427,275	(4)	10.75	3/18/2027
	-0-		35,909	(4)	15.25	3/18/2027
D. Andrew Edwards	53,065	(5)	-0-		11.67	5/22/2024	9,386	(9)	156,746	9,219	(11)	153,957
	2,066	(5)	-0-		15.25	5/22/2024				8,636	(12)	144,221
	22,110	(6)	-0-		11.67	5/22/2024				8,514	(10)	142,184
	861	(6)	-0-		15.25	5/22/2024				8,759	(13)	146,275
	46,074	(7)	-0-		14.43	5/7/2025
	2,261	(7)	-0-		15.25	5/7/2025
	-0-		50,744	(8)	13.78	3/21/2026
	-0-		3,113	(8)	15.25	3/21/2026
	-0-		114,355	(4)	10.75	3/18/2027
	-0-		9,611	(4)	15.25	3/18/2027
Michael J. Schewel	46,116	(5)	-0-		11.67	5/22/2024	8,157	(9)	136,222	8,012	(11)	133,800
	1,795	(5)	-0-		15.25	5/22/2024				7,399	(10)(14)	123,563
	20,962	(6)	-0-		11.67	5/22/2024				7,612	(13)(14)	127,120
	816	(6)	-0-		15.25	5/22/2024
	40,040	(7)	-0-		14.43	5/7/2025
	1,965	(7)	-0-		15.25	5/7/2025
	-0-		44,100	(8)	13.78	3/21/2026
	-0-		2,705	(8)	15.25	3/21/2026
	-0-		99,380	(4)	10.75	3/18/2027
	-0-		8,352	(4)	15.25	3/18/2027

(1)
As permitted by the Amended and Restated 2004 Equity Incentive Plan (2004 Plan) and the 2018 Plan, the share totals and exercise prices shown in this “Option/SAR Awards” table reflect post-Special Dividend holdings.

(2)
In accordance with the 2004 Plan and the 2018 Plan, the per share exercise price for the stock options and the exercise price for the SARs was not less than the fair market value of the shares of Tredegar common stock on the date of the applicable grant of the option or SAR, as determined by the closing price as reported on the NYSE on that date.

(3)	The stock options and SARs become exercisable on March 21, 2022.

(4)	The stock options and SARs become exercisable on March 18, 2022.

(5)	The stock options and SARs became exercisable on May 22, 2019.

(6)	The stock options and SARs became exercisable on May 22, 2020.

(7)	The stock options and SARs became exercisable on May 7, 2020.

(8)	The stock options and SARs became exercisable on March 21, 2021.

(9)
These Performance Units were tied to 2020 ROCE goals.  Tredegar’s 2020 ROCE was between the target and maximum levels; therefore, the following Performance Units contingent upon 2020 ROCE were earned by the NEOs and vested on February 26, 2021.

Named Executive Officer	Performance Units Earned (#)	Value ($)
D. Andrew Edwards	12,624	192,390
Michael J. Schewel	10,971	167,198

The value of the Performance Units was based on the closing price of Tredegar common stock on February 26, 2021($15.24), the vesting date.

(10)	The shares of restricted Tredegar common stock will vest on March 21, 2022.

(11)	These Performance Units are tied to 2021 ROCE; if the performance criteria for 2021 are satisfied, the shares will be earned by the NEO and will vest no later than March 21, 2022.

(12)	The shares of restricted Tredegar common stock vested on February 26, 2021.

(13)	The shares of restricted Tredegar common stock will vest on March 18, 2023.

(14)	As Mr. Schewel retired on December 31, 2020, these shares were cancelled.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options and vesting of stock (including restricted stock and Performance Units) for our NEOs during the fiscal year ended December 31, 2020.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
John M. Steitz	-0-	-0-	-0-	-0-
D. Andrew Edwards	-0-	-0-	13,307	226,485
Michael J. Schewel	-0-	-0-	19,070	322,170

Pension Benefits

The following table presents information as of December 31, 2020, concerning each of our defined benefit plans that provide for payments or other benefits to our NEOs at, following or in connection with retirement.  Messrs. Steitz and Schewel are not eligible to participate in the Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
		(#)	($)	($)
D. Andrew Edwards	Pension Plan	17	877,327	-0-

(1)	For purposes of computing the actuarial present value of the accrued benefit payable to the NEOs, we have used the following assumptions:

	12/31/2018	12/31/2019	12/31/2020
Discount Rate	4.40% (Pension Plan) 4.23% (Restoration Plan)	3.27% (Pension Plan) 3.06% (Restoration Plan)	2.57% (Pension Plan) 2.22% (Restoration Plan)
Mortality Table	RP-2014 Healthy Annuitant Mortality Table, adjusted with Scale MP-2018	Pri-2012 Retiree Mortality Table, projected using Scale MP-2019	Pri-2012 Fully Generational Retiree Mortality Table, projected using Scale MP-2020
Retirement Age	Age 60, or current age, if older
Preretirement Decrements	None
Payment Option	Single life annuity with five years of benefits guaranteed

Pension Plan

The Pension Plan is a defined benefit pension plan applicable generally to salaried, full-time employees who are not covered by a collective bargaining agreement.  Of our NEOs, only Mr. Edwards participates in the Pension Plan.

The Pension Plan assumes a normal retirement age of 65 and does not impose a vested service requirement as a condition to paying benefits to a participant who retires upon reaching that age.  In most other cases involving a separation of service from Tredegar before age 65, a participant must have accrued at least five years of pension vesting service, as defined in the Pension Plan, in order to be entitled to receive any benefits under the Pension Plan.  The Pension Plan, however, allows participants who reach the age of 55 and have accrued at least ten years of pension vesting service to elect early retirement.  As of December 31, 2020, Mr. Edwards had accrued 17 years of pension vesting service years under the Pension Plan for his service through December 31, 2020.

A participant who retires at age 65 or later, with certain exceptions, is entitled to a monthly benefit paid as a single life annuity with five years of guaranteed payments.  The monthly payment equals one-twelfth of the sum of:  (i) 1.1% of his final average pay (which is calculated and frozen as of December 31, 2007 and determined by averaging the participant’s base salary plus 50% of incentive bonuses for his three consecutive highest paid years in the ten-year period preceding January 1, 2008) multiplied by the number of years of pension benefit service he has accrued; and (ii) 0.4% of his final average pay in excess of the participant’s 2007 social security covered compensation, multiplied by his years of pension benefit service.

For a participant who retires prior to age 65, the amount of his retirement benefit is reduced by 7/12 of 1% for each calendar month, up to a maximum of 60 months, if the benefit is started prior to age 60.

In accordance with the provision in the Pension Plan allowing us to amend, modify or terminate it at any time, effective January 1, 2007, we closed the Pension Plan to new participants and froze the pay and covered compensation used to compute benefits for existing participants as of December 31, 2007.  Effective February 28, 2014, service accrual for all participants in the Pension Plan was frozen (other than participants who are part of a collective bargaining agreement, whose service accrual was frozen upon the execution of a new collective bargaining agreement, resulting in all service accruals being frozen effective January 31, 2018).

Nonqualified Deferred Compensation

The following table presents information concerning the Savings Plan Benefit Restoration Plan for Employees of Tredegar Corporation, which is a defined contribution plan that provides for the deferral of compensation of our NEOs on a basis that is not tax qualified.

Name	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)
	($)	($)	($)	($)
John M. Steitz	17,941	11,732	0	29,672
D. Andrew Edwards	11,428	7,790	0	71,625
Michael J. Schewel	5,119	4,571	-29,032	0

(1)
These amounts represent the sum of the amounts included in Note (5) to the Summary Compensation Table beginning on page 35 of this proxy statement under the columns “Matching Contributions under the Savings Plan Benefit Restoration Plan” and “Dividends on Shares in the Savings Plan Benefit Restoration Plan.”

(2)	These amounts include the following amounts that were previously reported as compensation in the Summary Compensation Table:

Name	Matching Contributions under the Savings Plan Benefit Restoration Plan($)	Dividends on Shares in the Savings Plan Benefit Restoration Plan($)	Total($)
John M. Steitz	17,858	83	17,941
D. Andrew Edwards	10,246	1,182	11,428
Michael J. Schewel	4,729	390	5,119

Because of Internal Revenue Code limitations on the matching contributions, we are entitled to make on behalf of highly-compensated employees to Tredegar’s 401(k) Plan, we adopted the SPBR Plan under which we credit the matching contribution we would have been able to make to the 401(k) Plan, but for the Internal Revenue Code limitations, to an account representing the employee’s interest in the SPBR Plan for each payroll period.  Every employee who qualifies as “highly-compensated” under the Internal Revenue Code becomes a member of the SPBR Plan as of the date his or her contributions to the 401(k) Plan are limited by IRS regulations.

Our contributions to the SPBR Plan are converted to phantom shares of Tredegar common stock based on the fair market value at the end of the month in which the contributions are credited.  Contributions to the SPBR Plan either match those that could not be made to the 401(k) Plan because of Internal Revenue Code limitations or are dividends on shares of stock already credited to the participant.

The value of an account at any given time is based upon the fair market value of Tredegar common stock.  The fair market value of Tredegar common stock was $16.70 on December 31, 2020.  We reserve the right to terminate or amend the SPBR Plan at any time.

A participant in the SPBR Plan becomes 100% vested in his or her benefit under the Plan if he or she works at least one hour on or after January 1, 2008.

SPBR Plan

Retirement.  If an NEO retires from Tredegar, he will be entitled to receive the total value of his interest in the SPBR Plan as of the last business day of the month in which his benefit under the 401(k) Plan is distributed, subject to Internal Revenue Code Section 409A.

Termination.  If the NEO’s employment with us ends due to termination, he will be entitled to receive the value of his vested benefit in the SPBR Plan as of the last business day of the month in which he receives his vested benefit under the 401(k) Plan, subject to Internal Revenue Code Section 409A.

Disability. If the NEO separates from service due to a disability, he will be entitled to receive the total value of his interest in the SPBR Plan as of the last business day of the month in which his benefit under the 401(k) Plan is distributed, subject to Internal Revenue Code Section 409A.

Death.  If the NEO dies while employed by us, his beneficiary will be entitled to receive the total value of his interest in the SPBR Plan as of the last business day of the month in which the NEO’s benefit under the 401(k) Plan is distributed, subject to Internal Revenue Code Section 409A.

The table included below provides information with respect to the benefits we would have had to pay to our NEOs assuming any of the events described above had occurred on December 31, 2020.

Name	Payment on Retirement($)(1)	Payment on Termination($)(1)	Payment on Death or Disability($)(1)
John M. Steitz	29,673	29,673	29,673
D. Andrew Edwards	71,625	71,625	71,625
Michael J. Schewel	29,032	29,032	29,032

(1)
Under the terms of the SPBR Plan, if any of these events occurred on December 31, 2020, the earliest payment date would be January 30, 2021 and the amount payable would be based on the closing price of Tredegar common stock on January 30, 2021, the date of payment.  In addition, the SPBR Plan provides that payment for a portion of the shares of Tredegar common stock held in a participant’s account would be withheld for six months and the payment would be based on the closing price of Tredegar common stock on the date of payment.  The amounts set forth above assume that the total payment was made on December 31, 2020 based on the closing price of Tredegar common stock on December 31, 2020, which was $16.70.

Other Potential Payments Upon Termination or a Change in Control

Equity Incentive Plans

Grants under the Amended and Restated 2004 Equity Incentive Plan and the 2018 Equity Incentive Plan.  Under the 2004 Plan and the 2018 Plan, Performance Units, shares of restricted Tredegar common stock, stock options and SARs granted vest immediately upon the NEO’s death, termination of employment due to disability, a change of control of Tredegar, or retirement (except in the case of the Performance Units and provided that the NEO has reached 65 years of age).  The 2004 Plan and the 2018 Plan generally provide that a change in control occurs if (1) a person (or a group of persons) becomes the owner of 50% or more of our voting securities, (2) there is a substantial change in the composition of the Board, (3) there is a business combination in which our shareholders own 80% or less of the surviving entity or (4) our shareholders approve a liquidation or dissolution of Tredegar or the sale of all or substantially all of Tredegar’s assets.

The table included below assumes a change in control occurred on December 31, 2020 and provides the value that our NEOs would have realized from the equity awards held as of December 31, 2020, based on the closing price of Tredegar common stock on December 31, 2020, which was $16.70.

Name	Equity Awards (#)	Exercise Price ($/Sh)	Value upon Change of Control ($)
John M. Steitz	27,306	-	456,010
	366,165	14.62	761,623
	21,679	15.25	31,435
	427,275	10.75	2,542,286
	35,909	15.25	52,068
			3,843,422
D. Andrew Edwards	53,065	11.67	266,917
	2,066	15.25	2,996
	22,110	11.67	111,213
	861	15.25	1,248
	8,636	-	144,221
	9,386	-	156,746
	46,074	14.43	104,588
	2,261	15.25	3,278
	8,514	-	142,184
	9,219	-	153,957
	50,744	13.78	148,172
	3,113	15.25	4,514
	114,355	10.75	680,412
	9,611	15.25	13,936
	8,759	-	146,275
			2,080,659
Michael J. Schewel	46,116	11.67	231,963
	1,795	15.25	2,603
	20,962	11.67	105,439
	816	15.25	1,183
	7,505	-	125,334
	8,157	-	136,222
	40,040	14.43	90,891
	1,965	15.25	2,849
	7,399	-	123,563
	8,012	-	133,800
	44,100	13.78	128,772
	2,705	15.25	3,922
	99,380	10.75	591,311
	8,352	15.25	12,110
			1,689,963

CEO PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K, we are required to provide the following information with respect to fiscal year 2020:

•	The annual total compensation of the individual identified as the median compensated employee of Tredegar (other than Mr. Steitz, our CEO) was $41,883; and
•	The annual total compensation of Mr. Steitz, our CEO, was $5,031,163.

Based on this information, the ratio of the annual total compensation of our CEO to our median compensated employee is 120 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.  Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We employed the following methodology, material assumptions, adjustments and estimates to identify the median compensated employee and determine such employee’s annual total compensation:

•	Employee Population Measurement Date: We used December 31, 2020 as the date to determine our employee population.

•	Compensation Time Period: We measured compensation for the above employees using the 12-month period ended December 31, 2020.

•
Consistently Applied Compensation Measure:  To identify our median compensated employee (other than our CEO), we used employee salaries and overtime.  Compensation for full-time employees hired during fiscal year 2020 was annualized.  For purposes of this disclosure, salaries and overtime for employees located outside the United States were converted from local currency to U.S. dollars using the rate of exchange used in our 2020 Strategic Plan for that location.

•
Determining Median Compensated Employee’s Pay for CEO Ratio:  With respect to our median compensated employee, we then identified and calculated the elements of such employee’s compensation for fiscal year 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (which are the same requirements we use to calculate our CEO’s annual total compensation), resulting in annual total compensation of $41,883.

•
Determining CEO’s Pay for CEO Ratio:  With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement.

PROPOSAL 2:
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), Tredegar is providing its shareholders with the opportunity to cast a non-binding advisory vote on compensation paid by Tredegar to our NEOs.  This non-binding advisory vote, which is commonly referred to as a “say-on-pay” vote, provides shareholders with the opportunity to express their views on the compensation paid by Tredegar to our NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation paid by Tredegar to our NEOs as described in “Compensation Discussion and Analysis” beginning on page 21 of this proxy statement, the accompanying compensation tables and the related narrative disclosure.

At our 2018 annual meeting, approximately 89% of the votes cast on the “say-on-pay” proposal were voted in favor of the proposal.  The Executive Compensation Committee believes this affirms shareholders’ support of our approach to executive compensation.

As described in detail in our “Compensation Discussion and Analysis” beginning on page 21 of this proxy statement, our compensation programs are designed so that our executives are incentivized to achieve specific company performance goals and personal objectives that will build shareholder value over the long term without encouraging undue or unreasonable risk taking.  The Executive Compensation Committee reviews our executive compensation programs annually to ensure they align executive compensation with the interests of our shareholders.

The Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation of Tredegar’s named executive officers as disclosed in the Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure is hereby approved.”

Although this vote is advisory and is not binding, the Board and the Executive Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

Depending on the results of the vote on Proposal 3, Tredegar intends to hold the next non-binding advisory vote to approve the compensation of our NEOs at our 2022 annual meeting of shareholders.

Vote Required and Voting Recommendation

This proposal will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”  Abstentions and broker non-votes will have no effect on the outcome.

The Board recommends that you vote “FOR” this proposal.

PROPOSAL 3:
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
THE VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and related regulations provide shareholders with a non-binding advisory vote on whether future advisory votes to approve the compensation of our NEOs (commonly referred to as a “frequency” or “say-when-on-pay” vote) should occur every one, two or three years.  This frequency vote must occur at least once every six years.  When this vote was last held at our annual meeting of shareholders on May 2, 2018, approximately 73% of the votes cast were cast in favor of conducting the “say-on-pay” vote every three years.  However, the Board now believes that conducting an annual frequency vote is appropriate for Tredegar and its shareholders.  Therefore, the Board recommends that shareholders vote to hold future frequency votes annually.  The Board believes that an annual vote will allow shareholders to provide more frequent input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.

The Board is asking shareholders to vote on the following non-binding resolution, indicating their preference among the choices on the frequency of future advisory votes on the compensation of our NEOs. Shareholders may also abstain from voting.

“RESOLVED, that an advisory vote of the shareholders of Tredegar to approve on an advisory basis the compensation of the Tredegar’s named executive officers shall be held at an annual meeting of shareholders (i) every year, (ii) every two years or (iii) every three years.”

Although this vote is advisory and is not binding, the Board and the Executive Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Vote Required and Voting Recommendation

If none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by shareholders.  Abstentions and broker non-votes will have no effect on the outcome.

The Board recommends that you vote for “EVERY YEAR.”

PROPOSAL 4:
APPROVAL OF TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

Tredegar currently has in effect the 2018 Plan, which was adopted by the Board and approved by shareholders in 2018.  The 2018 Plan permits the grant of options, SARs, stock awards and stock unit awards.

As of December 31, 2020, approximately 484,835 shares remain available for issuance pursuant to awards granted under the 2018 Plan.  The Board believes that Tredegar’s ability to grant equity and equity-based awards in the future is a significant element in Tredegar’s executive compensation program.  Accordingly, the Board amended and restated the 2018 Plan (or the Amended and Restated 2018 Plan) on February 25, 2021, subject to the approval of shareholders.  The amendments reflected in the Amended and Restated 2018 Plan (i) increase the 2018 Plan’s share authorization as described below, (ii) extend the term of the 2018 Plan from February 20, 2028 to February 24, 2031, and (iii) provide that all awards are subject to recovery under the Recoupment Policy.  If shareholders do not approve the Amended and Restated 2018 Plan, Tredegar will be unable to grant equity and equity-based awards under its executive compensation program.

The Board believes that the 2018 Plan has benefited, and the Amended and Restated 2018 Plan will benefit, Tredegar by (i) assisting in recruiting and retaining the services of individuals with high ability and initiative, (ii) providing greater incentives for employees and other individuals who provide valuable services to Tredegar and its subsidiaries and (iii) associating the interests of those persons with those of Tredegar and its shareholders.  The more significant features of the Amended and Restated 2018 Plan are summarized below.  Except as specifically identified in this summary, the material terms of the Amended and Restated 2018 Plan are the same as the terms of the 2018 Plan as approved by shareholders in 2018.

The following summary is qualified in its entirety by reference to the Amended and Restated 2018 Plan, a copy of which is attached as Annex A to this proxy statement.

Administration

The Amended and Restated 2018 Plan is administered by the Executive Compensation Committee (the Committee).  The Committee has the authority to select the individuals who will participate in the Amended and Restated 2018 Plan (Participants) and to make awards upon such terms (not inconsistent with the terms of the Amended and Restated 2018 Plan) as the Committee considers appropriate.  The Committee has complete authority to interpret the provisions of the Amended and Restated 2018 Plan, to prescribe the form of agreements evidencing awards and to make all determinations necessary or advisable for the administration of the Amended and Restated 2018 Plan.  Notwithstanding the preceding sentences, the Board administers the Amended and Restated 2018 Plan with respect to awards that are made to directors who are not employees of Tredegar or one of its affiliates (Non-Employee Directors).

The Committee may delegate its authority to administer the Amended and Restated 2018 Plan to the Executive Committee of the Board or to an officer of Tredegar.  The Committee may not delegate its authority, however, with respect to individuals who are subject to Section 16 of the Exchange Act.  This summary uses the term “Administrator” to refer to the Committee, any delegate of the Committee and, in the case of awards to Non-Employee Directors, the Board.

Eligibility

Any employee of Tredegar, any employee of any of its affiliates and any person who provides services to Tredegar or an affiliate (including members of the Board) are eligible to participate in the Amended and Restated 2018 Plan if the Administrator determines that the individual has contributed significantly or can be expected to contribute significantly to the profits or growth of Tredegar or one of its affiliates.  Tredegar is not able to estimate the number of individuals who may be selected by the Administrator to participate in the Amended and Restated 2018 Plan or the type or size of awards that the Administrator will approve.  Therefore, Tredegar cannot determine the benefits to be allocated to any individual or group of individuals.  In recent years, approximately 40 employees participated in the 2018 Plan.  Tredegar does not believe that the number of individuals who will be selected to participate under the Amended and Restated 2018 Plan will differ materially from the number selected to participate under the 2018 Plan.

Awards

The Amended and Restated 2018 Plan permits the grant of options, SARs, stock awards and stock unit awards.  As described below, the Amended and Restated 2018 Plan includes annual limits on the awards that may be granted to a Participant in a calendar year.  The annual limits described below do not apply to Non-Employee Director awards (which are subject to a separate aggregate annual limit).  The Amended and Restated 2018 Plan provides that a Non-Employee Director may not receive awards in any calendar year covering shares that have a fair market value on the date of the award in excess of $250,000.

As described below, the Amended and Restated 2018 Plan provides that options and SARs generally will not become exercisable and stock awards and stock unit awards generally will not become vested before the first anniversary of the date the award is made.  This limitation does not apply to awards made to Non-Employee Directors because the current compensation program for those individuals provides for quarterly equity awards as remuneration for services provided in the preceding calendar quarter.

Options. Options granted under the Amended and Restated 2018 Plan may be incentive stock options (ISOs) or nonqualified stock options.  A stock option entitles the holder to purchase shares of common stock from Tredegar at the option price.  The option price will be fixed by the Administrator on the date the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant.  Except for adjustments related to stock dividends, stock splits, etc. (as described below), the exercise price of an outstanding option may not be reduced without shareholder approval.  The option will be exercisable at the times and subject to the conditions prescribed by the Administrator.  Except for options granted to Non-Employee Directors, options generally will not be exercisable before the first anniversary of the grant date.  The option price may be paid in cash or a cash equivalent acceptable to the Administrator.  If permitted by the terms of the option agreement, the option price also may be paid by the surrender of common stock or, if the option is not an ISO, in a “net exercise” (whereby the number of shares issuable upon exercise is reduced by the number of shares with a fair market value equal to the option price).  The option term will be set by the Administrator, but it cannot exceed ten years.  The Amended and Restated 2018 Plan provides that no Participant may be granted options in any calendar year for more than 450,000 shares.

SARs.  The Amended and Restated 2018 Plan also permits the grant of SARs.  A stock appreciation right or SAR generally entitles the holder to receive a payment equal to the excess, if any, of the fair market value of the common stock on the date of exercise over the “initial value” of the SAR (the fair market value of the common stock on the date of grant).  Except for adjustments related to stock dividends, stock splits, etc. (as described below), the initial value of an outstanding SAR may not be reduced without shareholder approval.  The amount payable upon the exercise of an SAR may be settled in cash, with shares of Tredegar common stock or a combination of cash and common stock as the Administrator determines in its discretion.  SARs may be exercised at such times and subject to such conditions as the Administrator may establish.  Except for SARs granted to Non-Employee Directors, SARs generally will not be exercisable before the first anniversary of the grant date.  The maximum term of an SAR is ten years.  The Amended and Restated 2018 Plan provides that no Participant may be granted SARs in any calendar year for more than 450,000 shares.

Stock Awards and Stock Units.  The Amended and Restated 2018 Plan permits the grant of stock awards and the grant of stock units.  A “stock award” is an award of common stock.  A “stock unit” is an award that allows the Participant to earn a benefit based on the fair market value of a share of common stock, which may be paid in cash, shares of Tredegar common stock or a combination of cash and common stock as the Administrator determines in its discretion.  Stock awards and stock units may be nontransferable or subject to forfeiture or both unless and until conditions prescribed by the Administrator are satisfied.  The conditions may include, for example, a requirement that the Participant complete a stated period of service or that certain performance objectives be achieved.  The objectives may be based on performance goals that are stated with reference to the performance criteria described below.  Except for stock awards and stock unit awards granted to Non-Employee Directors, stock awards and stock unit awards generally will not be vested and transferable before the first anniversary of the grant date.  The Amended and Restated 2018 Plan provides that no Participant may be granted stock awards and/or stock units in any calendar year covering more than 75,000 shares.

Performance Criteria.  The Administrator may prescribe that stock awards and stock units will become vested or transferable or both only upon the satisfaction of performance objectives.  The Amended and Restated 2018 Plan provides that the performance objectives may be stated with reference to the fair market value of the common stock or on Tredegar’s, a subsidiary’s or an operating unit’s economic profit added, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or other measures prescribed by the Administrator.

Transferability

Awards under the Amended and Restated 2018 Plan generally are nontransferable other than by will or the laws of descent and distribution.  The Administrator may grant options (other than ISOs) and SARs that are transferable during the Participant’s lifetime to members of the Participant’s immediate family and trusts or partnerships of which those individuals are the only beneficiaries or partners.

Change in Control

The Amended and Restated 2018 Plan provides that upon a change in control of Tredegar (i) all outstanding options and SARs will become vested and exercisable, (ii) all outstanding stock awards will become vested and transferable and (iii) all outstanding stock unit awards will be earned.  The Amended and Restated 2018 Plan provides further that upon a change in control and after giving effect to the vesting of awards, the Committee may direct that (i) all outstanding awards will be cancelled in exchange for a payment (in cash, shares or the consideration received by shareholders in the transaction) equal to the value received by shareholders for a share of Tredegar common stock (in the case of stock awards and stock units) or any excess of the value received by shareholders over the option price or initial value (in the case of options and SARs) or (ii) outstanding awards will be assumed by the surviving entity or replaced with awards granted by the surviving entity.

Section 280G of the Internal Revenue Code applies to compensation that is payable on account of a change in control (parachute payments), which may include accelerated vesting of Amended and Restated 2018 Plan awards if there is a change in control of Tredegar.  If an individual’s parachute payments exceed a “safe harbor” amount (generally 2.99 times the individual’s average taxable compensation for the preceding five years), then the individual must pay a 20% excise tax on a portion of the parachute payments and Tredegar is not entitled to deduct a portion of the parachute payments.  The Amended and Restated 2018 Plan provides that each Participant’s parachute payments, including those related to Amended and Restated 2018 Plan awards, will be reduced to the maximum amount that can be paid without triggering liability for the excise tax and the loss of a deduction by Tredegar.  The parachute payments will not be reduced, however, if the Participant will realize a greater after-tax benefit by receiving all of the parachute payments and paying his or her own excise tax liability.  If the individual receives all of the parachute payments and the parachute payments exceed the safe harbor amount, Tredegar will not be allowed to deduct a portion of the parachute payments received by the Participant.  However, the Amended and Restated 2018 Plan further provides that if the terms of an agreement or another plan provide that an individual’s parachute payments cannot exceed the safe harbor amount, then the individual’s parachute payments will be reduced, if necessary, so that they do not exceed the safe harbor amount.

The Amended and Restated 2018 Plan generally provides that a change in control occurs if a person (or a group of persons) becomes the owner of 50% or more of Tredegar’s voting securities, if there is a substantial change in the composition of the Board, if there is a business combination in which Tredegar’s shareholders own 80% or less of the surviving entity or if the shareholders approve a liquidation or dissolution of Tredegar or the sale of all or substantially all of Tredegar’s assets.

Share Authorization

A maximum of 3,772,940 shares may be issued under the Amended and Restated 2018 Plan.  This number of shares includes 2,000,000 shares authorized for issuance under the 2018 Plan, an additional 772,940 shares authorized for issuance under the 2018 Plan in accordance with the terms of the 2018 Plan to reflect Tredegar’s December 18, 2020, Special Dividend and an additional 1,000,000 shares that represent an increase in the shares authorized for issuance pursuant to the Amended and Restated 2018 Plan.

In determining the number of shares to include in the Amended and Restated 2018 Plan, the Committee and the Board, in consultation with Pearl Meyer, the Committee’s independent executive compensation consultant, considered anticipated share usage over the next three to five years.  The Committee and the Board also considered  total equity overhang relative to Tredegar’s peer companies (identified on page 23 of this proxy statement) .  Tredegar’s  total equity overhang, including the requested share authorization, will position Tredegar’s total overhang between the median and 75th percentile of its peers.  The Committee and the Board believe the requested share authorization for the Amended and Restated 2018 Plan will be sufficient to provide competitive equity grants to eligible employees over the next few years and will not be perceived by most shareholders as overly dilutive.

If, after May 2, 2018, an award granted under the 2004 Plan, the 2018 Plan or the Amended and Restated 2018 Plan is terminated, forfeited, settled for cash or otherwise settled without the issuance of shares or for fewer shares than the number covered by the award (including the net exercise of an option), then the Amended and Restated 2018 Plan’s share authorization will be increased by the number of terminated, forfeited or reduced shares.  However, the Amended and Restated 2018 Plan’s share authorization will not be increased by the number of shares that are tendered to pay an option exercise price or to satisfy tax withholding obligations with respect to awards granted under the Amended and Restated 2018 Plan, the 2018 Plan or the 2004 Plan.  Notwithstanding the share reallocation provisions, no more than 3,772,940 shares may be issued upon the exercise of options granted under the Amended and Restated 2018 Plan.

The share authorization, the limitation on the issuance of shares under options, the terms of outstanding awards and the individual grant limitations will be adjusted as the Committee determines is appropriate if we have a stock split, stock dividend, combination, reclassification of shares, extraordinary cash dividend or similar change in our capitalization.

Shareholder Rights

A Participant will not have any rights as a shareholder with respect to an option until the option is exercised and shares are issued to the Participant.  A Participant will not have any rights as a shareholder with respect to an SAR or stock unit award until, and then only to the extent that, the SAR or stock unit award is exercised or vests and is settled by the issuance of shares.  The Administrator may provide that a stock unit award includes a dividend equivalent right that may be payable on a current or deferred basis.  A Participant will have all the rights of a shareholder with respect to the shares covered by a stock award, including the right to vote the shares and to receive dividends (on a current or deferred basis as determined by the Administrator).

Recoupment Policy

The Amended and Restated 2018 Plan provides that all awards are subject to the terms and provisions of the Recoupment Policy or any successor policy as in effect on the date the award is granted.  As provided under the Recoupment Policy, the Company is entitled to recover from a participant all or part of any benefits or compensation received in connection with the award (net of any income or employment taxes paid by the participant on account of the grant, vesting or exercise of the award or the sale of Common Stock acquired under the award, after giving effect to any tax benefit available to the Participant on account of the recoupment by the Company).

Amendment and Termination

The Board may terminate or suspend the Amended and Restated 2018 Plan, in whole or in part, at any time.  The Board also may amend the Amended and Restated 2018 Plan, but the amendment must be approved by shareholders if the amendment (i) increases the number of shares that may be issued under the Amended and Restated 2018 Plan (other than in connection with a stock split, stock dividend, etc. as described above), (ii) changes the requirements for participation in the Amended and Restated 2018 Plan or (iii) modifies the Amended and Restated 2018 Plan in any other way that would require shareholder approval under any applicable regulatory requirement, including the rules of the NYSE.

No awards may be granted under the Amended and Restated 2018 Plan after February 24, 2031.  Awards made before that date (or before the earlier termination of the Amended and Restated 2018 Plan) will remain valid in accordance with their terms.  No amendment of the Amended and Restated 2018 Plan will adversely affect a Participant’s rights under an outstanding award without the Participant’s consent.

Federal Tax Consequences

Counsel advised us regarding the federal income tax consequences of the Amended and Restated 2018 Plan.  No income is recognized by a Participant at the time an option or SAR is granted.  If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option (although the exercise of an ISO may have alternative minimum tax consequences for the Participant).  Income is recognized by a Participant when he or she disposes of shares acquired under an ISO.  The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the SAR.

Income is recognized on account of the grant of a stock award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture.  At that time the fair market value of the common stock is recognized as ordinary income.

No income is recognized upon the grant of a stock unit award.  Ordinary income will be recognized on the date that payment is made under the stock unit award in an amount equal to the sum of any cash and the fair market value of any common stock paid to settle the stock unit award.

The employer (either Tredegar or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or the vesting of a stock award or the settlement of a stock unit award.  The amount of the deduction is equal to the ordinary income recognized by the Participant.  The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO.  The employer may claim a federal income tax deduction on account of certain dispositions of shares acquired under an ISO.

Vote Required and Voting Recommendation

The Amended and Restated 2018 Plan must be approved by the holders of a majority of the total votes cast on the Amended and Restated 2018 Plan at the annual meeting.  Under the rules of the NYSE, abstentions will be treated as votes cast on this proposal; however, broker non-votes will not be treated as votes cast on this proposal.  As a result, broker non-votes will have no effect on the proposal to approve the Amended and Restated 2018 Plan.  Abstentions will have the same effect as a vote against the proposal to approve the Amended and Restated 2018 Plan.

The Board recommends that you vote “FOR” this proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information with respect to the 2018 Plan under which securities are authorized for issuance as of December 31, 2020.  The table does not include the additional shares issuable under the proposed Amended and Restated 2018 Plan, as described in “Proposal 4:  Approval of Tredegar Corporation Amended and Restated 2018 Equity Incentive Plan” above.

	Column (a)	Column (b)	Column (c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights*	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	3,174,919	$13.55	484,835
Equity compensation plans not approved by security holders	—	—	—
Total	3,174,919	$13.55	484,835

*	Includes performance stock units that give the holder the right to receive shares of Tredegar common stock upon the satisfaction of certain performance criteria.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of Tredegar by monitoring the quality and integrity of the financial statements, the financial reporting processes and the systems of internal accounting and financial controls of Tredegar.  The Audit Committee operates under a written charter that has been adopted by Tredegar’s Board and is available on Tredegar’s website (www.tredegar.com) by selecting “Corporate Governance” under “Investors.”  Management is responsible for the preparation of Tredegar’s financial statements, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of Tredegar’s internal control over financial reporting.  KPMG, Tredegar’s independent registered public accounting firm, is responsible for performing an independent audit of those financial statements and Tredegar’s internal control over financial reporting.  KPMG has acted as Tredegar’s independent registered public accounting firm since 2018.

The Audit Committee has met and held discussions with management and KPMG regarding Tredegar’s audited 2020 consolidated financial statements.  Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with GAAP, in all material respects, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG.  The Audit Committee refers shareholders to Section 9A of the 2020 Form 10-K regarding matters related to material weaknesses in Tredegar’s internal control over financial reporting and our remediation plan described therein, which the Audit Committee is monitoring.

The Audit Committee has discussed with KPMG the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.  In addition, the Audit Committee has received the written disclosures and the letter from KPMG relating to the independence of that firm as required by the applicable requirements of the PCAOB and has discussed with KPMG that firm’s independence with respect to Tredegar.

In reliance upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC.

Audit Committee:

Thomas G. Snead, Jr., Chairman
Gregory A. Pratt
Carl E. Tack, III
Anne G. Waleski

AUDIT AND NON-AUDIT FEES

The following table presents the fees billed for professional services rendered by KPMG for the audits of our consolidated financial statements for the years ended December 31, 2020 and 2019, and other services rendered by KPMG during this period.

	2019(1)	2020

Audit Fees	$2,142,559	$2,032,500
Tax Fees	286,823	420,855
Total Fees	$2,429,382	$2,453,355

(1)	The 2019 Audit Fees have been adjusted to reflect an incremental fee for 2019, which was approved by the Audit Committee at its May 2020 meeting.

Audit Fees include fees billed for services performed to comply with the standards of the PCAOB, including the recurring audit of our consolidated financial statements and of our internal control over financial reporting.  This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide and assistance with and review of documents filed with the SEC.

Tax Fees primarily include fees associated with tax audits, tax compliance and tax consulting, as well as domestic and international tax planning and assistance.

Our Audit Committee has concluded that the provision of the non-audit services listed above as “Tax Fees” is compatible with maintaining the auditor’s independence.

PROPOSAL 5:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit such appointment of KPMG for ratification by the shareholders at the annual meeting.  We expect representatives of KPMG to participate in the virtual annual meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of our Audit Committee’s appointment of KPMG as our independent registered public accounting firm is not required by our Bylaws or otherwise.  If our shareholders fail to ratify the appointment, our Audit Committee will take such failure into consideration in future years.  If our shareholders ratify the appointment, our Audit Committee, in its discretion, may still direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Tredegar.

Vote Required and Board Recommendation

The selection of the independent registered public accounting firm will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”  Abstentions and broker non-votes will have no effect on the outcome.

The Board recommends that you vote “FOR” this proposal.

DIRECTOR NOMINATING PROCESS AND
SHAREHOLDER PROPOSALS

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates

Our Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Governance Guidelines, which require that a majority of the Board must be independent directors under the general independence standards of the NYSE listing standards and under our Governance Guidelines.  Our Nominating and Governance Committee evaluates all candidates’ qualifications to serve as members of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole.  In addition, our Nominating and Governance Committee will evaluate a candidate’s independence, diversity, age, skills and experience in the context of the Board’s needs.  Our Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criteria are necessarily applicable to all prospective nominees and directors other than having the highest standards of business and professional conduct.

Although we have no formal policy on diversity, we believe the Board should exhibit diversity of backgrounds and expertise. Our Nominating and Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (e.g., age, gender, skill, etc.) and experience (e.g., industry, professional, public service, etc.) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.  The Nominating and Governance Committee believes that, as a group, the current directors and nominees bring a diverse range of perspectives to the Board’s deliberations.

Director Candidate Recommendations and Nominations by Shareholders

Our Nominating and Governance Committee’s Charter provides that our Nominating and Governance Committee will consider director candidate recommendations by our shareholders.  Shareholders should submit any such recommendations to our Nominating and Governance Committee through one of the methods described under “Voting Information ‒ How do I communicate with the Board of Directors?” on page 4 of this proxy statement.  There are no differences in the manner in which our Nominating and Governance Committee evaluates director candidates based on whether shareholders recommend the candidates.

In addition to candidate recommendations, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board so long as that shareholder complies with the requirements set forth in the applicable provisions of our amended and restated Bylaws (Bylaws) and summarized in “Shareholders’ Proposals” below.

Our Nominating and Governance Committee did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2020, nor were there any shareholder nominations of any person for election as a director.

Shareholders’ Proposals

The regulations of the SEC require any shareholder wishing to include in our proxy statement a proposal to be acted upon at the 2022 annual meeting of shareholders ensure that the proposal is received by Tredegar at our principal office in Richmond, Virginia, no later than November 26, 2021.  We will consider written proposals received by our Corporate Secretary by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

Article I, Section 10 of our Bylaws also requires any shareholder wishing to make a proposal to be acted on at an annual meeting (but not included in our proxy statement pursuant to the regulations governing the solicitation of proxies described above) must give written notice to our Corporate Secretary not later than 120 days before the anniversary date of Tredegar’s annual meeting in the immediately preceding year (January 6, 2022).  The notice must contain the information required by our Bylaws.

In addition, Article II, Section 5 of our Bylaws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as director(s) at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary not later than:

•	120 days before the anniversary date of Tredegar’s annual meeting in the immediately preceding year; or
•
with respect to an election of directors to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of a special meeting of shareholders is first given to shareholders.

Each notice must set forth information required by our Bylaws as to the shareholder giving the notice and the person whom the shareholder proposes to nominate for election as a director.

Because the 2021 annual meeting is being held on May 6, 2021, our Corporate Secretary must receive notice of a shareholder proposal or director nomination for the 2022 annual meeting not later than the close of business on January 6, 2022.  These requirements are separate from the requirements of the SEC that a shareholder must meet to have a proposal included in our proxy statement.

Our Bylaws are available on our website at www.tredegar.com and on the SEC’s website at www.sec.gov.  We will also furnish any shareholder a copy of our Bylaws without charge upon written request to our Corporate Secretary.  See “Voting Information ‒ How do I communicate with the Board of Directors?” on page 4 of this proxy statement.

BENEFICIAL OWNERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address.  Any such beneficial owner may request a separate copy of this proxy statement or the 2020 Form 10-K by contacting our Corporate Secretary in writing at 1100 Boulders Parkway, Richmond, Virginia, 23225 or by telephone at 1-855-330-1001.  Beneficial owners with the same address who receive more than one proxy statement and 2020 Form 10-K may request delivery of a single proxy statement and 2020 Form 10-K by contacting our Corporate Secretary as provided in the preceding sentence.  Such beneficial owners will continue to receive separate proxy cards, voting instruction forms or notice of Internet availability, as applicable, which will allow each individual to vote independently.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the annual meeting of shareholders other than as described in this proxy statement.  However, if any other matters are properly raised at the annual meeting or in any adjournment of the annual meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

Kevin C. Donnelly
Vice President, General Counsel and Secretary

Annex A

TREDEGAR CORPORATION
2018 EQUITY INCENTIVE PLAN

As Amended and Restated Effective May 6, 2021

ARTICLE I

DEFINITIONS

1.01.	Affiliate means any existing or future "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.02.	Agreement means any written or electronic agreement, contract, notice or other instrument or document (including any amendment or supplement thereto) specifying the terms and conditions of an Award.

1.03.	Award means any Option, SAR, Stock Award or Stock Unit Award.

1.04.	Board means the Board of Directors of the Company.

1.05.	Change in Control means the occurrence of any of the following events:

(1)          any person or group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), at any time becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), other than (i) through an acquisition of Voting Securities directly from the Company, (ii) as a result of the Company's repurchase of Voting Securities if, thereafter, such beneficial owner purchases no additional Voting Securities, or (iii) pursuant to a Business Combination (as defined below) that does not constitute a Change in Control pursuant to subparagraph (3) below;

(2)          Continuing Directors cease to constitute a majority of the members of the Board other than pursuant to a Business Combination that does not constitute a Change in Control pursuant to subparagraph (3) below;

(3)          Consummation of a reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless immediately following such Business Combination, (i) all or substantially all of the persons (as defined above) who were the beneficial owners (as defined above), respectively, of the Common Stock and Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Securities, as the case may be, (ii) no person (as defined above) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is the beneficial owner (as defined above) of 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination are Continuing Directors; or

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

(4)          the shareholders of the Company approve a complete liquidation or dissolution of the Company or the consummation of a sale or other disposition of all or substantially all of the assets of the Company, in each case, unless immediately following such liquidation, dissolution, sale or other disposition, (i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by all or substantially all of the persons (as defined above) who were the beneficial owners (as defined above), respectively, of the Common Stock and Voting Securities outstanding immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of such Common Stock and Voting Securities, as the case may be, (ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by any Person (other than any Person who is not an Acquiring Person), and (iii) at least a majority of the members of the board of directors of such corporation are Continuing Directors immediately following such sale or disposition.

In addition, if a Change in Control (as defined in subparagraphs (1), (2), (3) or (4) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in subparagraphs (1), (2), (3) or (4) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.06.	Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee means the Executive Compensation Committee of the Board.

1.08.	Common Stock means the common stock of the Company.

1.09.	Company means Tredegar Corporation.

1.10.
Continuing Director means an individual who is a member of the Board on the Effective Date and each individual who becomes a member of the Board after the Effective Date (other than a director designated by a person (as defined in Section 1.05) who has entered into an agreement with the Company to effect a transaction described in subparagraphs (1), (2) or (4) of Section 1.05 and other than a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors on the Effective Date or were so elected or nominated with such approval.

1.11.
Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions or events, the Control Change Date is the date of the last of such transactions or events.

1.12.	Director means a member of the Board.

1.13.	Effective Date means May 2, 2018.

1.14.	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

2

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

1.15.
Fair Market Value means, with respect to a share of Common Stock, as of any date, (i) the closing price as reported on the New York Stock Exchange composite tape on such date, or, if the shares are not listed on the New York Stock Exchange, as reported on any other such exchange on which the shares are traded, or, in the absence of reported sales on such date, then on the next preceding day that the shares of Common Stock were traded on such exchange, all as reported by such source as the Committee may select or (ii) in the event there is no public market for the shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion.

1.16.
Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.  Except as provided in Article X, the Initial Value of an outstanding SAR shall not be reduced without the approval of the Company’s shareholders in accordance with applicable law.

1.17.	Non-Employee Director means a Director who is not an employee of the Company.

1.18.	Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.19.
Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, a director, or an individual who provides services to the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.20.
Plan means the Tredegar Corporation 2018 Equity Incentive Plan.  The Plan became effective on the Effective Date.  The Plan, as amended and restated herein, becomes effective on May 6, 2021, subject to the approval of the Company’s shareholders.

1.21.	Prior Plan means the Company’s 2004 Equity Incentive Plan, as amended through March 27, 2009.

1.22.
SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement.  In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value.

1.23.	Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

1.24.
Stock Unit Award means a right to receive the equivalent of shares of Common Stock awarded to a Participant under Article VIII, payable in cash or shares of Common Stock or a combination of cash and shares of Common Stock.

1.25.
Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate.  An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs, Stock Awards and Stock Unit Awards.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by the Company from the sale of Shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

3

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

The Plan was adopted by the Board on February 20, 2018, and was approved by the Company’s shareholders on the Effective Date.  The Board adopted the Plan, as amended and restated herein, on February 25, 2021, subject to the approval of the Company’s shareholders.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee.  The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the vesting or forfeitability of a Stock Award or Stock Unit Award, including upon a termination of employment or a Change in Control.  Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which a Stock Unit Award may be settled.  In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive.  Neither the Committee nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Award. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company or the Executive Committee of the Board, all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and, to the extent of the Committee’s delegation, references to the Committee shall be deemed to be references to its delegate.  The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

Notwithstanding the foregoing, the Plan shall be administered by the full Board with respect to Awards to Non-Employee Directors and, with respect to Awards granted to Non-Employee Directors, any references to the Committee shall be deemed to be references to the Board.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) or a person who provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate.  Directors of the Company may be selected to participate in this Plan.

4

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.
Shares Issued.  Upon the award of shares of Common Stock pursuant to a Stock Award or Stock Unit Award the Company may issue shares of Common Stock from its authorized but unissued shares of Common Stock.  Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.
Aggregate Limit.  Subject to adjustment as provided in Article IX, the total aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Awards granted on or after the Effective Date is 3,772,940 shares plus any additional shares that become available in accordance with Section 5.03.  The 3,772,940 shares are comprised of the 2,000,000 shares of Common Stock initially authorized for issuance under the Plan plus 772,940 shares of Common Stock authorized for issuance under the Plan pursuant to Article IX to reflect the Company’s December 18, 2020 extraordinary cash dividend plus 1,000,000 shares of Common Stock authorized for issuance pursuant to the amendment and restatement of the Plan.

5.03.
Reallocation of Shares.  If, after the Effective Date, any Award granted under the Plan (including the provisions of the Plan prior to its amendment and restatement herein) or any award granted under the Prior Plan expires or is terminated unexercised, or is settled for cash or otherwise settled without the issuance of shares of Common Stock or for fewer shares of Common Stock than the maximum number subject to such Award (including any options that are net settled), then any shares of Common Stock to the extent of such lapse, cancellation, expiration or cash or net settlement of such Award or Prior Plan award shall be available for grant under this Plan. If after the Effective Date any shares of Common Stock are tendered by a Participant to pay the exercise price of, or are delivered to satisfy tax obligations in respect of, any Award under this Plan (including this Plan prior to its amendment and restatement herein) or any award under the Prior Plan, then any shares of Common Stock covered by such tender or delivery shall not be available for grant under this Plan.  Notwithstanding the foregoing reallocation, no more than 3,772,940 shares may be issued upon the exercise of Options.

5.04.
Director Grant Limitation.  A Non-Employee Director may not be granted Awards in any calendar year covering or with respect to that number of shares of Common Stock that has a Fair Market Value on the date of grant of the Award in excess of $250,000.

ARTICLE VI

OPTIONS

6.01.
Award.  In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards provided, however, that except as provided in Section 5.04 with respect to Non-Employee Directors, the maximum number of shares of Common Stock covered by Options granted to a Participant in any calendar year is equal to 450,000 shares of Common Stock.

6.02.
Option Price.  The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted (unless such Option is granted in connection with a transaction described in Article IX). Notwithstanding, the preceding sentence, the price per share for shares of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.  Except as provided in Article IX, the price per share for Common Stock purchased on the exercise of an Option shall not be reduced without the approval of the Company's shareholders in accordance with applicable law.

5

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

6.03.
Maximum Option Period.  The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted.  In the case of an incentive stock option that is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.
Nontransferability.  Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.
Transferable Options.  Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer.  In addition to transfers described in the preceding sentence, the Committee may grant Options that are not incentive stock options that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 under the Exchange Act, as in effect from time to time.  The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant, and may not subsequently transfer the Option, except by will or the laws of descent and distribution.

6.06.
Employee Status.  For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.
Exercise.  Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine.  Subject to the provisions of Article III and Section 10.01, no Option may become exercisable before the first anniversary of its grant or, if earlier, the date of the Participant’s death or termination of employment on account of disability.  The preceding sentence shall not apply to an Option granted to a Non-Employee Director.  In addition, no option shall be treated as an incentive stock option to the extent that the aggregate Fair Market Value of the shares of Common Stock subject to the incentive stock options granted under the Plan and the Prior Plan which would first become exercisable in any calendar year exceeds $100,000.  Any such excess shall instead automatically be treated as a nonqualified option.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number of shares for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.08.
Payment.  Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee.  If the Agreement provides, payment of all or part of the Option price may be made by surrendering to the Company (either by actual surrender or by attestation of ownership) shares of Common Stock or, if the Option is not intended to be an incentive stock option, by means of a net exercise (whereby the number of shares of Common Stock issued upon exercise is equal to the number of shares for which the Option is exercised reduced by the number of shares that have a Fair Market Value (on the date of exercise) equal to the Option price of the shares for which the Option is being exercised).  If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

6.09.	Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to his Option until the date of exercise of such Option.

6.10.
Disposition of Stock.  A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the shares of Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01.
Award.  In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards provided, however, that except as provided in Section 5.04 with respect to Non-Employee Directors, the maximum number of shares of Common Stock covered by SARs granted to a Participant in any calendar year is equal to 450,000 shares.

7.02.
Maximum SAR Period.  The maximum period in which an SAR may be exercised shall be ten years from the date of grant.  The terms of any SAR may provide that it is exercisable for a period less than such maximum period.

7.03.
Nontransferability.  Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.
Transferable SARs.  Section 7.03 to the contrary notwithstanding, the Committee may grant transferable SARs to the extent and on such terms as may be permitted by Securities Exchange Commission Rule 16b-3 under the Exchange Act, as in effect from time to time.  The holder of an SAR transferred pursuant this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant, and may not subsequently transfer the SAR, except by will or the laws of descent and distribution.

7.05.
Exercise.  Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine.  Subject to the provisions of Article III and Section 10.01, no SAR may become exercisable before the first anniversary of its grant or, if earlier, the date of the Participant’s death or termination of employment on account of disability.  The preceding sentence shall not apply to an SAR granted to a Non-Employee Director.  An SAR granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the SAR could be exercised.  A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.

7

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

7.06.
Employee Status.  If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.07.
Settlement.  At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and shares of Common Stock.  No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08.
Shareholder Rights.  No Participant shall, as a result of receiving an SAR award, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of shares of Common Stock.

ARTICLE VIII

STOCK AND STOCK UNIT AWARDS

8.01.
Award.  In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award or a Stock Unit Award is to be made and will specify the number of shares of Common Stock covered by such Awards provided, however, that except as provided in Section 5.04 with respect to Non-Employee Directors, the maximum number of shares of Common Stock covered by Stock Awards and/or Stock Unit Awards granted to a Participant in any calendar year is equal to 75,000 shares of Common Stock.

8.02.
Vesting.  The Committee, on the date of the award, may prescribe that a Participant's rights in the Stock Award or Stock Unit Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  Subject to the provisions of Article III and Section 10.01, each Stock Award and Stock Unit Award shall be forfeitable or otherwise restricted until at least the first anniversary of its grant or, if earlier, the date of the Participant’s death or termination of employment on account of disability.  The preceding sentence shall not apply to a Stock Award or Stock Unit Award granted to a Non-Employee Director.

8.03
Performance Objectives.  In accordance with Section 8.02, the Committee may prescribe that Stock Awards and Stock Unit Awards will become vested or transferable or both based on performance objectives stated with respect to the Company, an Affiliate or an operating unit.  Performance objectives for any Stock Award or Stock Unit Award may be based on one or more financial measures stated with reference to economic profit added, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, Fair Market Value or other measure prescribed by the Committee.   Each goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index.  When establishing performance goals for a performance cycle, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes.  The Committee may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant.  If the Committee, on the date of award, prescribes that a Stock Award or Stock Unit Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.

8

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

8.04.
Employee Status.  In the event that the terms of any Stock Award or Stock Unit Award provides that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continued service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05.	Shareholder Rights.

(a)          Stock Awards.  The Company may implement the grant of a Stock Award by (i) book-entry issuance of shares to the Participant in an account maintained by the Company at its transfer agent or (ii) delivery of certificates for shares of Common Stock to the Participant bearing a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine.  While the shares of Common Stock granted pursuant to a Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a shareholder with respect to the Stock Award, including (subject to Section 12.04) the right to receive dividends and vote the shares; provided, however, that the Committee may provide at the time of grant that dividends shall be subject to the same restrictions as the shares; and provided further, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) if certificates are issued, the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.   The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

(b)          Stock Unit Awards.  No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder of the Company until the date the Stock Unit Award is settled and then only to the extent that the Stock Unit Award is settled by the issuance of shares of Common Stock.  Each Stock Unit Award shall have a value equal to the Fair Market Value of an equal number of shares of Common Stock.  Stock Unit Awards may be paid in cash or shares of Common Stock or a combination of cash and shares of Common Stock, as determined in the sole discretion of the Committee, upon the lapse of the applicable restrictions.  In accordance with Section 12.04, the Committee may, in its sole and absolute discretion, credit Participants with dividend equivalents on Stock Unit Awards at the time of any payment of dividends to shareholders on shares.  A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Stock Unit Awards.

ARTICLE IX

ADJUSTMENT UPON CHANGE IN SHARES OF COMMON STOCK

The maximum number of shares as to which Options, SARs, Stock Awards and Stock Unit Awards may be granted under this Plan, the terms of outstanding Awards (including, where applicable, the Option price or Initial Value), and the per individual limitations on Awards, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action.  Any determination made under this Article IX by the Committee shall be final and conclusive.

9

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the terms of outstanding Awards, the maximum number of shares as to which Options, SARs, Stock Awards and Stock Unit Awards may be granted, or the per individual limitations on the number of shares for which Options, SARs, Stock Awards and Stock Unit Awards may be granted.

The Committee may grant Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article IX.  Notwithstanding any provision of the Plan (other than the limitation in Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE X

CHANGE IN CONTROL

10.01.
Accelerated Vesting.  Upon a Change in Control, (i) all outstanding Options and SARs shall become vested and exercisable and thereafter may be exercised in accordance with the terms provided in the applicable Agreement, (ii) all outstanding Stock Awards shall become transferable and nonforfeitable and (iii) all outstanding Stock Unit Awards shall become earned and nonforfeitable in their entirety.  Upon a Change in Control, the provisions of this Article X shall take precedence over any other provision of the Plan that relates to the vesting of an Award.

10.02.
Assumption Upon Change in Control.  In the event of a Change in Control the Committee, in its discretion and after giving effect to the vesting of the Award under Section 10.01 and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award or Stock Unit Award shall be assumed by, or replaced with a substitute award granted by, the surviving entity in the Change in Control.  Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award or Stock Unit Award being assumed or substituted.  The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee equitably determines and vesting of the Award under Section 10.01 and other terms and conditions as may be prescribed by the Committee.

10.03.
Cash-Out Upon Change in Control.  In the event of a Change in Control the Committee, in its discretion and after giving effect to the vesting of the Award under Section 10.01 and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award or Stock Unit Award shall be cancelled in exchange for a payment.  The payment may be  in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction.  The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR or (ii) the price per share received by shareholders for each share of Common Stock subject to a Stock Award or Stock Unit Award.  If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 10.03 without any payment to the Participant.

10.04.
Limitation of Benefits.  The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999.  As provided in this Section 10.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

10

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant; provided, however, that any such benefits that are subject to Code Section 409A shall be reduced last) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant; provided, however, that any such benefits that are subject to Code Section 409A shall be reduced last).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 10.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 10.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 10.04 (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 10.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date.

For purposes of this Section 10.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment.  The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.  For purposes of this Section 10.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

11

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

Notwithstanding any other provision of this Section 10.04, the limitations and provisions of this Section 10.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is not entitled to receive Parachute Payments that exceed the Capped Payments.

ARTICLE XI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any share certificate issued to evidence shares of Common Stock may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII

GENERAL PROVISIONS

12.01.
Effect on Employment and Service.  Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

12.02.
Unfunded Plan.  The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03.
Withholding.  The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld.  In the case of payments of Awards in the form of shares of Common Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Company the amount of any taxes required to be withheld with respect to such shares of Common Stock or, in lieu thereof, the Company shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount to be withheld.

12

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

12.04.
Dividends; Dividend Equivalents.  At the discretion of the Committee, a Stock Award or Stock Unit Award may provide the Participant with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis.  All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock and paid if and when, and to the extent the underlying Awards are earned and paid.  The total number of shares of Common Stock available for grant under the Plan shall not be reduced by any dividends or dividend equivalents that are reinvested and credited under Stock Awards or Stock Unit Awards.

12.05.
Rules of Construction.  Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All Awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12).  This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A.  If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A.  Each payment under an Award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

12.06.
Return of Awards; Repayment.  Each Award granted under the Plan is subject to the terms and provisions of the Company’s Executive Incentive-Based Compensation Recoupment Policy or any successor policy as in effect on the date of grant of the Award (the “Policy”).  Notwithstanding any other provision of the Plan or the applicable Award Agreement, the Company is entitled to recover from the Participant all or part of any benefits or compensation received in connection with the Award (net of any income or employment taxes paid by the Participant on account of the grant, vesting or exercise of the Award or the sale of Common Stock acquired under the Award, after giving effect to any tax benefit available to the Participant on account of the recoupment), that is subject to recoupment under the Policy.

ARTICLE XIII

AMENDMENT

The Board may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval of the Company's shareholders in accordance with applicable law, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Article X, increase the number of shares of Common Stock subject to the Plan, (ii)  modify the requirements for participation in the Plan or (iii) modify the Plan or any Award in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange.

13

TREDEGAR CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XIV

DURATION OF PLAN

No Award may be granted under this Plan after February 24, 2031.  Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XV

EFFECTIVENESS DATE OF PLAN

Options, SARs and Stock Unit Awards may be granted under the Plan upon its adoption by the Board, provided that no such Award shall be exercisable or settled unless the Plan is approved by the Company’s shareholders in accordance with applicable law within twelve months of such adoption.  Stock Awards may be granted under the Plan upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

14

TREDEGAR CORPORATION Annual Meeting of Shareholders May 6, 2021 at 9:00 AM EDT This Proxy is solicited on behalf of the Board of Directors of Tredegar Corporation The shareholder(s) hereby appoint(s) Frasier W. Brickhouse, II, Kevin C. Donnelly, D. Andrew Edwards or any of them,   as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Tredegar Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM EDT on May 6, 2021 and any adjournment or postponement thereof. The Annual Meeting of Shareholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy.com/tredegar/2021 by 11:59 PM EDT on May 5, 2021. Further instructions on how to attend and vote at the Annual Meeting of Shareholders are contained in the Proxy Statement in the section titled “Instructions for the Virtual Annual Meeting”. IMPORTANT NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN As a participant in the Tredegar Corporation Retirement Savings Plan (the “Plan”), Tredegar’s annual report, a notice and proxy statement regarding the Tredegar Annual Meeting of Shareholders to be held on May 6, 2021 have been made available to you. You may instruct Fidelity Investments (the “Trustee”) how to vote your proportionate shares of Tredegar common stock held by the Trustee in connection with the Annual Meeting of Shareholders to be held on May 6, 2021. If you wish to instruct the Trustee how to vote your shares, please vote your shares via one of the methods on the reverse side. Your vote must be received by May 1, 2021. If no instructions are received by the Trustee, the Trustee will vote your Retirement Savings Plan shares FOR all nominees in Proposal 1, FOR Proposals 2, 4 and 5 and ONE YEAR for Proposal 3. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER  SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Annual Report are available at http://www.viewproxy.com/tredegar/2021

The Board of Directors recommends you vote FOR each of the following nominees for director: Please mark your votes like this The Board of Directors recommends you vote FOR the following proposal: 1.Election of Directors Nominees: FOR AGAINST ABSTAIN 2. Advisory Vote to Approve Named Executive Officer Compensation FOR AGAINST ABSTAIN 01 George C. Freeman, III The Board of Directors recommends you vote ONE YEAR for the following proposal: 02 John D. Gottwald 03 William M. Gottwald 04 Kenneth R. Newsome 3. Advisory Vote on the Frequency of the Vote on Executive Compensation 1 YEAR 2 YEARS 3 YEARS ABSTAIN 05 Gregory A. Pratt The Board of Directors recommends you vote FOR the following proposal: 06 Thomas G. Snead, Jr. 07 John M. Steitz 4. Approval of the Tredegar Corporation Amended and Restated 2018 Equity Incentive Plan FOR AGAINST ABSTAIN 08 Carl E. Tack, III The Board of Directors recommends you vote FOR the following proposal: 09 Anne G. Waleski 5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 FOR AGAINST ABSTAIN Date: Signature Change of Address — Please print new address below VIRTUAL CONTROL NUMBER Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a shareholder of Tredegar Corporation, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 1:00 AM local time on May 6, 2021. As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/tredegar/2021 using your Virtual Control Number below. Your registration must be received by 11:59 PM EDT on May 5, 2021. On the day of the meeting, you may log in to the meeting at http://www.viewproxy.com/tredegar/2021/vm using the password you received via email in your registration confirma- tion and following the instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled “Instructions for the Virtual Annual Meeting”. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone

INTERNET Vote Your Shares on the Internet: Go to www.viewproxy.com/tredegar/2021 Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Shares by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Tredegar CORPORATION Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Tredegar Corporation Shareholder Meeting to be Held on Thursday, May 6, 2021 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or order hardcopy materials. The items to be voted on are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 Proxy Statement and 2020 Annual Report and Form 10-K for the fiscal year ended December 31, 2020 are available at: http://www.viewproxy.com/tredegar/2021 Easy Online Access — View your proxy materials and vote. Step 1: Go to http://www.viewproxy.com/tredegar/2021 Step 2: Click on Cast Your Vote or Order Hardcopy Materials Step 3: Follow the instructions on the screen to log in Step 4: Vote your shares Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 28, 2021 to facilitate timely delivery.
Shareholder Meeting Notice Tredegar Corporation’s Annual Meeting of Shareholders will be held on Thursday, May 6, 2021, at 9:00 a.m., Eastern Daylight Time, virtually via the internet at http://www.viewproxy.com/tredegar/2021. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees and FOR Proposals 2, 4 and 5 and ONE YEAR for Proposal 3: 1. Election of Directors: 01 - George C. Freeman, III 02 - John D. Gottwald 03 - William M. Gottwald 04 - Kenneth R. Newsome 05 - Gregory A. Pratt 06 - Thomas G. Snead, Jr. 07 - John M. Steitz 08 - Carl E. Tack, III 09 - Anne G. Waleski 2. Advisory Vote to Approve Named Executive Officer Compensation 3. Advisory Vote on the Frequency of the Vote on Executive Compensation 4. Approval of the Tredegar Corporation Amended and Restated 2018 Equity Incentive Plan 5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Here’s how to order a copy of the proxy materials and select delivery preferences: Delivery requests can be submitted using the options below. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. – Internet – Go to http://www.viewproxy.com/tredegar/2021. Click Cast Your Vote or Order Hardcopy Materials.– Phone – Call us free of charge at 877-777-2857. – Email – Send an email to requests@viewproxy.com If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit Virtual Control Number (located on the reverse side) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 28, 2021.